                                                           Exhibit 10.1(q)

                                                           HAYNES AND BOONE, LLP











                                CREDIT AGREEMENT


                                     between


                        RANGE ENERGY FINANCE CORPORATION
                                    Borrower


                         CREDIT LYONNAIS NEW YORK BRANCH
                              Administrative Agent


                                       and


                                 CERTAIN LENDERS
                                     Lenders




                                December 14, 1999

                                TABLE OF CONTENTS
                                -----------------


SECTION 1.        DEFINITIONS AND TERMS...........................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Time References................................................................................13
         1.3      Other References...............................................................................13
         1.4      Accounting Principles..........................................................................13

SECTION 2.        COMMITMENT.....................................................................................13
         2.1      Revolving Facility.............................................................................13
         2.2      Borrowing Procedure............................................................................15
         2.3      [RESERVED].....................................................................................16
         2.4      Borrowing Notices..............................................................................16
         2.5      Termination.      .............................................................................16
         2.6      Borrowing Base Determinations..................................................................16

SECTION 3.        TERMS OF PAYMENT...............................................................................17
         3.1      Notes and Payments.............................................................................17
         3.2      Interest and Principal Payments................................................................18
         3.3      Interest Options...............................................................................19
         3.4      Quotation of Rates.............................................................................19
         3.5      Default Rate...................................................................................19
         3.6      Interest Recapture.............................................................................19
         3.7      Interest Calculations..........................................................................19
         3.8      Maximum Rate...................................................................................19
         3.9      Interest Periods...............................................................................20
         3.10     Conversions.  .................................................................................20
         3.11     Order of Application...........................................................................20
         3.12     Sharing of Payments, Etc.......................................................................21
         3.13     Offset.........................................................................................21
         3.14     Booking Borrowings.............................................................................21
         3.15     Basis Unavailable or Inadequate for LIBOR Rate.................................................21
         3.16     Additional Costs.  ............................................................................21
         3.17     Change in Laws.................................................................................23
         3.18     Funding Loss.  ................................................................................23
         3.19     Foreign Lenders, Participants, and Assignees...................................................23

SECTION 4.        FEES...........................................................................................24
         4.1      Treatment of Fees..............................................................................24
         4.2      Fees to Administrative Agent and Affiliates....................................................24
         4.3      [RESERVED].....................................................................................24
         4.4      Commitment Fee.................................................................................24

SECTION 5.        SECURITY.......................................................................................24
         5.1      Guaranty.  ....................................................................................24
         5.2      Collateral.....................................................................................24

                                      (i)

         5.3      Lockbox Account................................................................................25
         5.4      Further Assurances.............................................................................26
         5.5      Release of Collateral.  .......................................................................26

SECTION 6.        CONDITIONS PRECEDENT...........................................................................26

SECTION 7.        REPRESENTATIONS AND WARRANTIES.................................................................27
         7.1      Purpose and Regulation U.......................................................................27
         7.2      Corporate Existence, Good Standing, and Authority..............................................27
         7.3      Subsidiaries and Names.........................................................................27
         7.4      Authorization and Contravention................................................................28
         7.5      Binding Effect.................................................................................28
         7.6      Financials and Existing Debt...................................................................28
         7.7      [RESERVED].....................................................................................28
         7.8      Solvency.......................................................................................28
         7.9      Litigation.  ..................................................................................28
         7.10     Taxes.  .......................................................................................28
         7.11     Environmental Matters..........................................................................28
         7.12     Employee Plans.  ..............................................................................29
         7.13     Properties; Liens.  ...........................................................................30
         7.14     Government Regulations.........................................................................30
         7.15     Transactions with Affiliates...................................................................30
         7.16     Debt.  ........................................................................................30
         7.17     Leases; Production Payments....................................................................30
         7.18     Labor Matters.  ...............................................................................31
         7.19     Intellectual Property..........................................................................31
         7.20     Full Disclosure.  .............................................................................31
         7.21     Estimated Oil and Gas Reserves.................................................................31
         7.22     [RESERVED].....................................................................................31
         7.23     Ownership Interest.............................................................................31
         7.24     Burdensome Contracts...........................................................................32
         7.25     Regulatory Defects.............................................................................32
         7.26     Agreements Affecting Mineral Interests.........................................................32
         7.27     Locations of Business, Offices.  ..............................................................32
         7.28     Year 2000 Compliance.  ........................................................................32

SECTION 8.        AFFIRMATIVE COVENANTS..........................................................................32
         8.1      Certain Items Furnished.  .....................................................................32
         8.2      Use of Credit..................................................................................35
         8.3      Books and Records..............................................................................35
         8.4      Inspections.  .................................................................................35
         8.5      Taxes.  .......................................................................................35
         8.6      Payment of Obligation..........................................................................35
         8.7      Expenses.  ....................................................................................35
         8.8      Maintenance of Existence, Assets, and Business.  ..............................................36
         8.9      Insurance.  ...................................................................................36
         8.10     Environmental Matters..........................................................................36

                                      (ii)

         8.11     Subsidiaries.  ................................................................................36
         8.12     INDEMNIFICATION................................................................................36
         8.13     Operations and Properties......................................................................37
         8.14     Leases.  ......................................................................................38
         8.15     Development and Maintenance.  .................................................................38
         8.16     Maintenance of Liens.  ........................................................................38
         8.17     Year 2000 Compliance...........................................................................39

SECTION 9.        NEGATIVE COVENANTS.  ..........................................................................39
         9.1      Payroll Taxes.  ...............................................................................39
         9.2      Debt.  ........................................................................................39
         9.3      Letters of Credit.  ...........................................................................39
         9.4      Liens.  .......................................................................................39
         9.5      Employee Plans.................................................................................39
         9.6      Transactions with Affiliates.  ................................................................39
         9.7      Compliance with Laws and Documents.............................................................40
         9.8      Loans, Advances, and Investments...............................................................40
         9.9      Distributions.  ...............................................................................40
         9.10     Disposition of Assets..........................................................................40
         9.11     Mergers, Consolidations, and Dissolutions......................................................40
         9.12     Assignment.  ..................................................................................40
         9.13     Fiscal Year and Accounting Methods.  ..........................................................40
         9.14     New Businesses.................................................................................41
         9.15     Government Regulations.........................................................................41
         9.16     Strict Compliance.  ...........................................................................41
         9.17     Alteration of Material Agreements.  ...........................................................41
         9.18     Operating Agreements.  ........................................................................41
         9.19     Burdensome Contracts.  ........................................................................41
         9.20     Marketing Contracts............................................................................41

SECTION 10.       FINANCIAL COVENANTS.  .........................................................................41
         10.1     Current Ratio..................................................................................41
         10.2     Fixed-Charge Coverage..........................................................................41
         10.3     Tangible-Net Worth.............................................................................41

SECTION 11.       DEFAULT.  .....................................................................................42
         11.1     Payment of Obligation.  .......................................................................42
         11.2     Covenants.  ...................................................................................42
         11.3     Debtor Relief..................................................................................42
         11.4     Judgments and Attachments......................................................................42
         11.5     Government Action..............................................................................42
         11.6     Misrepresentation.  ...........................................................................42
         11.7     Ownership of Companies.  ......................................................................43
         11.8     Change of Control of Borrower..................................................................43
         11.9     Other Funded Debt.  ...........................................................................43
         11.10    SEC Reporting Requirements.  ..................................................................43
         11.11    Validity and Enforceability....................................................................43


                                     (iii)

SECTION 12.       RIGHTS AND REMEDIES............................................................................43
         12.1     Remedies Upon Default..........................................................................43
         12.2     Company Waivers.  .............................................................................44
         12.3     Performance by Administrative Agent............................................................44
         12.4     Not in Control.  ..............................................................................44
         12.5     Course of Dealing..............................................................................44
         12.6     Cumulative Rights..............................................................................45
         12.7     Application of Proceeds........................................................................45
         12.8     Certain Proceedings............................................................................45
         12.9     Expenditures by Lenders.  .....................................................................45
         12.10    Diminution in Value of Collateral.  ...........................................................45

SECTION 13.       ADMINISTRATIVE AGENT, COLLATERAL AGENT AND LENDERS.............................................45
         13.1     Agents.........................................................................................45
         13.2     Expenses.  ....................................................................................47
         13.3     Proportionate Absorption of Losses.  ..........................................................47
         13.4     Delegation of Duties; Reliance.................................................................47
         13.5     Limitation of Agents' Liability................................................................47
         13.6     Default.  .....................................................................................48
         13.7     Collateral Matters.............................................................................48
         13.8     Limitation of Liability........................................................................49
         13.9     Relationship of Lenders.  .....................................................................49
         13.10    Benefits of Agreement.  .......................................................................49

SECTION 14.       MISCELLANEOUS..................................................................................50
         14.1     Nonbusiness Days...............................................................................50
         14.2     Communications.  ..............................................................................50
         14.3     Form and Number of Documents...................................................................50
         14.4     Exceptions to Covenants.  .....................................................................50
         14.5     Survival.  ....................................................................................50
         14.6     Governing Law.  ...............................................................................50
         14.7     Invalid Provisions.  ..........................................................................50
         14.8     Amendments, Consents, Conflicts, and Waivers...................................................50
         14.9     Multiple Counterparts..........................................................................51
         14.10    Parties........................................................................................51
         14.11    Venue, Service of Process, and Jury Trial......................................................53
         14.12    ENTIRETY.......................................................................................53
         14.13    Renewal Obligations; Ratification.  ...........................................................53


                             SCHEDULES AND EXHIBITS

         Schedule 2        -        Lenders and Commitments
         Schedule 6        -        Closing Documents
         Schedule 7.3      -        Companies and Names
         Schedule 7.9      -        Litigation
         Schedule 7.11     -        Environmental Matters


                                      (iv)

         Schedule 7.15     -        Affiliate Transactions
         Schedule 9.2      -        Permitted Debt
         Schedule 9.4      -        Permitted Liens
         Schedule 9.8      -        Permitted Loans, Advances, and Investments

         Exhibit A         -        Revolving Note
         Exhibit B         -        [RESERVED]
         Exhibit C         -        [RESERVED]
         Exhibit D-1       -        Borrowing Request
         Exhibit D-2       -        Conversion Notice
         Exhibit D-3       -        [RESERVED]
         Exhibit D-4       -        Compliance Certificate
         Exhibit E-1       -        Opinion of Counsel  to Companies
         Exhibit F         -        Assignment and Assumption Agreement


                                      (v)

                                CREDIT AGREEMENT
                                ----------------


                  THIS CREDIT AGREEMENT (this "Agreement") is entered into as of December 14, 1999, between RANGE ENERGY FINANCE CORPORATION, a Delaware corporation ("BORROWER"), Lenders (defined below), COMPASS BANK, an Alabama state chartered Bank as Collateral Agent for the Lenders, and CREDIT LYONNAIS NEW YORK BRANCH, a duly licensed branch under the New York Banking Law of a foreign banking corporation organized under the laws of the Republic of France, as Administrative Agent for the Lenders.

         The Borrower, certain lenders (the "Prior Lenders") and Compass Bank, as agent for the Prior Lenders (the "Prior Agent") have previously entered into that certain Amended and Restated Credit Agreement dated December 22, 1997, (such Amended and Restated Credit Agreement, as the same may have been heretofore amended, is herein referred to as the "Prior Credit Agreement"). The Borrower desires to obtain refinancing of its existing obligations and indebtedness (the "Existing Indebtedness") under the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement) and certain additional financing from the Lenders. The Administrative Agent and the Lenders have agreed to provide such refinancing of the Existing Indebtedness and additional financing in the maximum principal amount not to exceed the lesser of the aggregate Commitments or the Borrowing Base (hereinafter defined) on the terms and conditions provided herein. The Prior Agent and the Prior Lenders have executed and delivered, contemporaneously herewith, the Compass Assignment (hereinafter defined) in favor of the Administrative Agent, for the benefit of the Lenders, resulting in the Lenders being the current owners and holders of the Existing Indebtedness. The Borrower, the Lenders, the Collateral Agent and the Administrative Agent have agreed to amend and restate the Prior Credit Agreement, in its entirety, as set forth below.

         ACCORDINGLY, for adequate and sufficient consideration, Borrower, Lenders, Collateral Agent and Administrative Agent agree that the Prior Credit Agreement is hereby amended and restated, in its entirety, as follows:

SECTION 1.        DEFINITIONS AND TERMS.

         1.1      DEFINITIONS.  As used in the Loan Documents:

         ACQUISITION COMMITMENT means, at any time and for any Lender its Commitment Percentage of the amount, if any, available to be borrowed by the Borrower pursuant to Section 2.1(b) (which amount is subject to reduction and cancellation as provided in this agreement).

         ACQUISITION FACILITY means, the revolving credit facility in the amount of the total Acquisition Commitments of the Lenders to make advances pursuant to
Section 2.1(b).

         AFFILIATE of a Person means, any other individual or entity who directly or indirectly controls, is controlled by, or is under common control with that Person. For purposes of this definition (a) "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or other interests, by contract, or otherwise), and (b) the Companies are "Affiliates" of each other.

         ADMINISTRATIVE AGENT means, at any time, Credit Lyonnais New York Branch, a duly licensed branch under the New York Banking Law of a foreign banking corporation organized under the laws of the Republic of France -- or its successor appointed under SECTION 13 -- acting as " administrative agent" for Lenders under the Loan Documents.

         AGENTS means a collective reference to the Administrative Agent and the Collateral Agent.

         APPLICABLE MARGIN means, for any day, a margin of interest over the Base Rate or the LIBOR Rate, as the case may be, that is applicable when the Base Rate or LIBOR Rate, as applicable, is determined under this agreement.

                  (a) The Applicable Margin for Revolving Facility Borrowings is subject to adjustment (upwards or downwards, as appropriate) based on the ratio of the outstanding Principal Debt to the Borrowing Base, as stated in the table below. The Applicable Margin for any Acquisition Facility Borrowings shall be (i) 1.00% for Base-Rate Borrowings and
         (ii) 2.50% for LIBOR - Rate Borrowings.

                  (b) From the Closing Date through the end of the fiscal quarter ending December 31, 1999, the Applicable Margin for Revolving Facility Borrowings shall be calculated assuming that the ratio of the outstanding Principal Debt to the Borrowing Base is greater than 75%.

                  (c) For purposes of the definition of APPLICABLE MARGIN and APPLICABLE PERCENTAGE, the ratio of the outstanding Principal Debt to the Borrowing Base used for each fiscal quarter is determined as of the last day of the previous fiscal quarter by dividing the average outstanding Principal Debt for each day during such quarter by the Borrowing Base in effect as of the last day of such quarter.

                  (d) If Borrower fails to timely furnish to Administrative Agent any Financials and related Compliance Certificate as required by this agreement, then the maximum Applicable Margin and Applicable Percentage apply from the date those Financials and related Compliance Certificate are required to be delivered and remain in effect until Borrower furnishes them to Administrative Agent.

         For all Revolving Facility Borrowings:
         -------------------------------------

                  ================================ ===================== =========================
                                                    APPLICABLE MARGIN
                  RATIO OF OUTSTANDING PRINCIPAL      FOR BASE-RATE       APPLICABLE MARGIN FOR
                    DEBT TO THE BORROWING BASE          BORROWINGS        LIBOR-RATE BORROWINGS
                  -------------------------------- --------------------- -------------------------
                  less than or equal to 50%               0.50%                   1.75%
                  -------------------------------- --------------------- -------------------------
                  greater than 50% but less than
                  or equal to 75%                         0.75%                   2.00%
                  -------------------------------- --------------------- -------------------------
                  greater than 75%                        1.00%                   2.25%
                  ================================ ===================== =========================

         APPLICABLE PERCENTAGE means, for any day, a commitment fee percentage applicable under SECTION 4.4, based on the ratio of the outstanding Principal Debt to the Borrowing Base (calculated in accordance with clause (c) of the definition of Applicable Margin) equal to the following:

                  ========================================= ======================================
                   RATIO OF OUTSTANDING PRINCIPAL DEBT TO                APPLICABLE
                             THE BORROWING BASE                          PERCENTAGE
                  ----------------------------------------- --------------------------------------
                  less than or equal to 50%                                0.375%
                  ----------------------------------------- --------------------------------------

                  greater than 50%                                         0.500%
                  ----------------------------------------- --------------------------------------


         ASSET COVERAGE RATIO means, as of the date a determination thereof is to be made, the ratio of (i) the SEC Value of the proved, developed producing reserves attributable to the Mineral Interests as reflected in the most recent Reserve Report delivered to the Lenders (with such adjustments as Administrative Agent deems necessary in the exercise of its sole discretion and in accordance with its standard engineering and lending policies and practices as of such date similar to those used for a redetermination of the Borrowing Base) minus the value of the hydrocarbons estimated to be produced from such Mineral Interests from the date of such Reserve Report through the date of the next scheduled semi-annual redetermination of the Borrowing Base, to (ii) Funded Debt of the Borrower as of such date.

         ASSIGNEE is defined in SECTION 14.10(c).

         ASSIGNMENTS is defined in SECTION 14.10(c).

         BASE RATE means, for any day, the greater of either (a) the annual interest rate most recently announced by Administrative Agent as its reference rate of interest for short-term commercial loans in U.S. dollars to domestic borrowers (which may not necessarily represent the lowest or best rate actually charged to any customer) in effect at its principal office in New York, New York, automatically fluctuating upward and downward as specified in each announcement without special notice to Borrower or any other Person, or (b) the sum of the Federal-Funds Rate plus 0.5%.

         BASE-RATE BORROWING means a Borrowing bearing interest at the sum of the Base Rate plus the Applicable Margin.

         BORROWER is defined in the preamble to this agreement.

         BORROWING means any amount disbursed under the Loan Documents by one or more Lenders to or on behalf of Borrower under the Loan Documents, either as an original disbursement of funds or a renewal, extension, or continuation of an amount outstanding.

         BORROWING BASE shall mean the loan value of the Mortgaged Properties as Lenders determine, in their sole discretion, from time to time pursuant to
SECTION 2.6 hereof.

         BORROWING-BASE DEFICIENCY means any amount by which the limitation in
SECTION 2.1(a)(iii) is exceeded (including, without limitation, as a result of any Borrowings under the Acquisition Facility being deemed to be Borrowings under the Revolving Facility pursuant to SECTION 2.1(b)(v)), whether because the

Commitments have been fully or partially terminated or canceled, the Borrowing Base has been reduced, or for any other reason.

         BORROWING DATE is defined in SECTION 2.2(a).

         BORROWING REQUEST means a request, subject to SECTION 2.2(a), substantially in the form of EXHIBIT D-1.

         BUSINESS DAY means any day, other than a Saturday or Sunday or legal holiday, on which (i) commercial banks generally are open for business in New York, New York and Houston, Texas and (ii) in the case of LIBOR Rate Borrowings, dealings in eurodollar deposits are generally carried out in the London interbank eurodollar market.

         CAPITAL LEASE means any capital lease or sublease that is required by GAAP to be capitalized on a balance sheet.

         CERCLA means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.ss.ss.9601 et seq.

         CLOSING DATE means the date agreed to by Borrower and Administrative Agent for the initial Borrowing (or the deemed Borrowing of the Existing Indebtedness under SECTION 2.1(a)(iv)), which must be a Business Day occurring no later than December 14, 1999.

         CODE means the Internal Revenue Code of 1986.

         COLLATERAL is defined in SECTION 5.2.

         COLLATERAL AGENT means, Compass Bank, an Alabama state chartered bank -- or its successors appointed under Section 13 - - acting as "collateral agent" for Lenders under the Loan Documents.

         COLLATERAL DOCUMENTS is defined in SECTION 5.2.

         COMMITMENT means, at any time and for any Lender, the amounts stated beside that Lender's name on the most-recently amended SCHEDULE 2 (which amount is subject to reduction and cancellation as provided in this agreement).

         COMMITMENT PERCENTAGE means, for any Lender, the proportion (stated as a percentage) that its Commitment bears to the total Commitments of all Lenders.

         COMPANIES means, at any time, Borrower and each of its Subsidiaries.

         COMPASS ASSIGNMENT shall mean, that certain Resignation of Agent, Appointment of Agents and Master Assignment Agreement of even date herewith, executed by Borrower, the Prior Lenders and the Prior Agent, Administrative Agent, Collateral Agent and the Lenders, as the same may be from time to time modified, amended or supplemented.

         COMPLIANCE CERTIFICATE means a certificate substantially in the form of EXHIBIT D-4 and signed by a Responsible Officer.

         CONVERSION NOTICE means a request, subject to SECTION 3.10, substantially in the form of EXHIBIT D-2.

         CURRENT FINANCIALS, unless otherwise specified means either (i) the Companies' consolidated Financials for the year ended December 31, 1998, together with the Companies' Financials for the nine months ended on September 30, 1999, or (ii) at any time after annual Financials are first delivered under
Section 8.1, the Companies' annual Financials then most recently delivered to Lenders under SECTION 8.1(a), together with the Companies' quarterly Financials then most recently delivered to Lenders under SECTION 8.1(b).

         DEBT means -- for any person, at any time, and without duplication -- the sum of (a) all obligations required by GAAP to be classified upon that Person's balance sheet as liabilities, (b) liabilities secured (or for which the holder of the Debt has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person, (c) obligations that have been (or under GAAP should be) capitalized for financial reporting purposes, plus (d) all guaranties, endorsements, and other contingent obligations for Debt of others.

         DEBTOR LAWS means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Laws affecting creditors' Rights.

         DEFAULT is defined in SECTION 11.

         DEFAULT RATE means, for any day, an annual interest rate equal from day to day to the lesser of either (a) the then-existing Base Rate plus 3.0% or (b) the Maximum Rate.

         DETERMINING LENDERS means, at any time, the Administrative Agent and any combination of Lenders holding (directly or indirectly) at least either (a) 85% of the total Commitments while there is no Principal Debt or (b) 85% of the Principal Debt while there is any Principal Debt.

         DISTRIBUTION means, with respect to any shares of any capital stock or other equity securities issued by a Person (a) the retirement, redemption, purchase, or other acquisition for value of those securities, (b) the declaration or payment of any dividend on or with respect to those securities,
(c) any loan or advance by that Person to, or other investment by that Person in, the holder of any of those securities, and (d) any other payment by that Person with respect to those securities.

         EMPLOYEE PLAN means an employee-pension-benefit plan covered by Title IV of ERISA and established or maintained by any Company.

         ENVIRONMENTAL INDEMNITY AGREEMENT means any agreement (including, without limitation, insurance policies), in form and substance satisfactory to Administrative Agent, by which a Restricted Company or Predecessor is entitled to receive reimbursement or other payment on account of any Environmental Liability other than any agreements (a) in the nature of environmental consulting or engineering agreements for professional services or (b) the terms of which preclude that Company or

Predecessor from asserting a claim for reimbursement or other payment on account of any Environmental Liability.

         ENVIRONMENTAL INVESTIGATION means any health, safety, or environmental site assessment, investigation, study, review, audit, compliance audit, or compliance review conducted at any time or from time to time -- whether at the request of Administrative Agent or any Lender, upon the order or request of any Tribunal, or at the voluntary instigation of any Company -- concerning any Real Property or the business operations or activities of any Company, including, without limitation (a) air, soil, groundwater, or surface-water sampling and monitoring, (b) repair, cleanup, remediation, or detoxification, (c) preparation and implementation of any closure, remedial, spill, emergency, or other plans, and (d) any health, safety, or environmental compliance audit or review.

         ENVIRONMENTAL LAW means any applicable Law that relates to (a) the condition of air, ground or surface water, soil, or other environmental media,
(b) the environment or natural resources, (c) safety or health, or (d) the regulation of any contaminants, wastes, and Hazardous Substances, including, without limitation, CERCLA, OSHA, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f et seq.), the Rivers and Harbors Act (33 U.S.C. Section 401 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.), analogous state and local Laws, and any analogous future enacted or adopted Law, or (c) to the Release or threatened Release of Hazardous Substances.

         ENVIRONMENTAL LIABILITY means any liability, loss, fine, penalty, charge, lien, damage, cost, or expense of any kind that results directly or indirectly, in whole or in part (a) from the violation of any Environmental Law,
(b) from the Release or threatened Release of any Hazardous Substance, (c) from removal, remediation, or other actions in response to the Release or threatened Release of any Hazardous Substance, (d) from actual or threatened damages to natural resources, (e) from the imposition of injunctive relief or other orders,
(f) from personal injury, death, or property damage which occurs as a result of any Company's use, storage, handling, or the Release or threatened Release of a Hazardous Substance, or (g) from any Environmental Investigation performed at, on, or for any Real Property (including without limitation, the Leases and the Mineral Interests).

         ENVIRONMENTAL PERMIT means any permit, license, or other authorization from any Tribunal that is required under any Environmental Law for the lawful conduct of any business, process, or other activity.

         ENVIRONMENTAL REPORT means any written or verbal report memorializing any Environmental Investigation.

         ERISA means the Employee Retirement Income Security Act of 1974.

         FEDERAL-FUNDS RATE means, for any day, the annual rate (rounded upwards, if necessary, to the nearest 0.01%) determined (which determination is conclusive and binding, absent manifest error) by Administrative Agent to be equal to (a) the weighted average of the rates on overnight federal-funds transactions with member banks of the Federal Reserve System arranged by federal-funds brokers on that day, as published by the Federal Reserve Bank of New York on the next Business Day, or (b) if those rates are not published for any day, the average of the quotations at approximately 10:00 a.m. received by Administrative Agent from three federal-funds brokers of recognized standing selected by Administrative Agent in its sole discretion.

         FINANCIALS of a Person means balance sheets, profit and loss statements, reconciliations of capital and surplus, and statements of cash flow prepared (a) according to GAAP (subject to year end audit adjustments with respect to interim Financials) and (b) except as stated in SECTION 1.4, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year or other relevant period, as applicable.

         FUNDED DEBT means -- for any Person, at any time, and without duplication -- the sum of (a) the balance of any obligation for borrowed money, plus (b) the total amount capitalized on the balance sheet of that Person with respect to Capital Leases.

         FUNDING LOSS means any loss, expense, or reduction in yield that any Lender reasonably incurs because (a) Borrower fails or refuses (for any reason whatsoever other than a default by Administrative Agent or that Lender claiming that loss, expense, or reduction in yield) to take any LIBOR-Rate Borrowing that it has requested under this agreement, or (b) Borrower prepays or pays any LIBOR-Rate Borrowing or converts any LIBOR-Rate Borrowing to a Borrowing of another Type, in each case, other than on the last day of the applicable Interest Period.

         GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

         HAZARDOUS SUBSTANCE means (a) any substance that is reasonably expected to require, removal, remediation, or other response under any Environmental Law,
(b) any substance that is designated, defined or classified as a hazardous waste, hazardous material, pollutant, contaminant, explosive, corrosive, flammable, infectious, carcinogenic, mutagenic, radioactive, dangerous, or toxic or hazardous substance under any Environmental Law, including, without limitation, any hazardous substance within the meaning of ss. 101(14) of CERCLA,
(c) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (d) asbestos and asbestos-containing materials in any form, (e) polychlorinated biphenyls, (f) urea formaldehyde foam, or (g) any substance the presence of which on any Real Property (including, without limitation, the Leases and the Mineral Interests) either (i) poses or threatens to pose a hazard to the health or safety of persons or to the environment or (ii) could constitute a health or safety hazard to persons or the environment if it emanated or migrated from the Real Property (including, without limitation, the Leases and the Mineral Interests).

         INTEREST EXPENSE means -- for any Person, for any period, and without duplication -- all interest on Debt, whether paid in cash or accrued as a liability and payable in cash during that period, including, without limitation, the interest component of Capital Leases and any premium or penalty for repayment, redemption, or repurchase of Debt, but excluding any accrued and unpaid interest on the Subordinated Debt.

         INTEREST PERIOD is determined under SECTION 3.9.

         LAWS means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Tribunal.

         LEASES shall have the meaning assigned to it in SECTION 7.17 hereof.

         LENDER LIEN means any present or future first-priority Lien (subject only to any applicable Permitted Lien) securing the Obligation and assigned, conveyed, or granted to or created in favor of Collateral Agent for the benefit of Lenders.

         LENDERS means the financial institutions -- including, without limitation, any Agent in respect of its share of Borrowings -- named on SCHEDULE 2 or on the most-recently-amended SCHEDULE 2, if any, delivered by Administrative Agent under this agreement, and, subject to this agreement, their respective successors and permitted assigns (but not any Participant who is not otherwise a party to this agreement).

         LIBOR RATE means, for a LIBOR-Rate Borrowing and for the relevant Interest Period, the annual interest rate (rounded upward, if necessary, to the nearest 0.01%) equal to the quotient obtained by dividing (a) the rate displayed on page 3750 on the Teleratesystem Incorporated Service (or such other page as may replace such page on such service) at approximately 11:00 a.m. London time two Business Days before the first day of that Interest Period in an amount comparable to that LIBOR-Rate Borrowing and having a maturity approximately equal to that Interest Period, by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to the relevant Interest Period.

         LIBOR-RATE BORROWING means a Borrowing bearing interest at the sum of the LIBOR Rate plus the Applicable Margin.

         LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind and any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners.

         LITIGATION means any action by or before any Tribunal.

         LOAN DOCUMENTS means (a) this agreement, certificates and reports delivered under this agreement, and exhibits and schedules to this agreement,
(b) the Notes, Collateral Documents, all Loan Documents (as defined in the Prior Credit Agreement), and all other agreements, documents, and instruments in favor of Administrative Agent or Lenders (or Administrative Agent on behalf of Lenders) ever delivered under this agreement or otherwise delivered in connection with all or any part of the Obligation (other than Assignments but including the Compass Assignment), (c) the letter agreement described in SECTION 4.2, and (d) all renewals, extensions, and restatements of, and amendments and supplements to, any of the foregoing.

         LOCKBOX shall mean, P.O. Box 4585, Houston, Texas 77210, established by the Borrower with the Collateral Agent, to which each purchaser of production and disburser of the proceeds of production from or attributable to the Mortgaged Properties shall be directed to make remittance.

         LOCKBOX ACCOUNT shall mean, Account No. 2171232158 of the Borrower established with the Collateral Agent, in association with the Lockbox and to which the Borrower and the Collateral Agent, shall have access by way of draft, check, wire transfer or funds, or otherwise to the extent specified in Section 5.3.

         LOCKBOX AGREEMENT shall mean, the lockbox agreement between the Borrower and the Collateral Agent, relating to the Lockbox and being in form and substance acceptable to the Agents, as the same may be amended, related, or supplemented from time to time.

         MATERIAL ADVERSE EVENT means any circumstance or event that, individually or collectively, is reasonably expected to result in any (a) material impairment of (i) the ability of Borrower to perform any of its payment or other material obligations under any Loan Document, (ii) the Restricted Companies as a whole to perform any of their payment or other material obligations under any Loan Document, or (iii) the ability of Administrative Agent, Collateral Agent or any Lender to enforce any of those obligations or any of their respective Rights under the Loan Documents, (b) material and adverse effect on the financial condition of the Companies as a whole as represented to Lenders in the Current Financials most recently delivered before the date of this agreement or (c) Default or Potential Default.

         MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for a Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Law, that Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

         MINERAL INTERESTS shall mean all present and future rights, titles and interests that Borrower or any other Company may now have or hereafter acquire in and to all (i) oil, gas and/or mineral leases, royalty and overriding royalty interests, production payments, farm-out agreements, net profit interests and mineral fee interests, including, without limitation, Production Payments, (ii) present and future unitization, communication and pooling arrangements (and all properties covered and units created thereby), whether arising by contract or operation of law, which now or hereafter include all or any part of the foregoing; and (iii) lands now or hereafter subject to any of the foregoing.

         MORTGAGED PROPERTIES shall mean all of Mineral Interests described in the Collateral Documents and all related personal property and rights to payments or proceeds thereon or therefrom, and all collateral security therefor and all other properties in which Borrower or any other Company has heretofore granted or purported to grant or hereinafter grants or purports to grant to Collateral Agent, for the benefit of the Lenders, a Lender Lien (including, without limitation, those assigned to Collateral Agent pursuant to, among other things, the Compass Assignment) in accordance with SECTION 5.2 hereof, in order to secure the Notes and the Obligation.

         MULTIEMPLOYER PLAN means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which any Company (or any Person that, for purposes of Title IV of ERISA, is a member of Borrower's controlled group or is under common control with Borrower within the meaning of Section 414 of the Code) is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

         NET INCOME of any Person means that Person's profit or loss after deducting its Tax expense.

         NOTES means the promissory notes payable to the Lenders substantially in the form of Exhibit A.

         OBLIGATION means all present and future (a) Debts, liabilities, and obligations of any Company to Administrative Agent, Collateral Agent or any Lender and related to any Loan Document, whether principal, interest, fees, costs, attorneys' fees, or otherwise, (b) any Debts, liabilities, or obligations owed by any Company to any Lender or its one or more Affiliates under any Swap Agreement, and (c) renewals, extensions, and modifications of any of the foregoing.

         OSHA means the Occupational Safety and Health Act of 1970, 29 U.S.C.Section 651 et seq.

         PARTICIPANT is defined in SECTION 14.10(b).

         PBGC means the Pension Benefit Guaranty Corporation.

         PERMITTED DEBT means Debt described on SCHEDULE 9.2.

         PERMITTED LIENS means the Liens described on SCHEDULE 9.4.

         PERSON means any individual, entity, or Tribunal.

         PORTFOLIO CASH FLOW means, for any Person, for any period, and without duplication -- the sum of (a) Net Income, plus (b) Portfolio Cash Repayments (excluding any Portfolio Principal Prepayments), plus (c) to the extent actually deducted in calculating Net Income, Interest Expense and income Taxes, plus (d) to the extent actually deducted in calculating Net Income, depreciation, depletion, amortization and any other non-cash charges.

         PORTFOLIO CASH REPAYMENTS shall mean, all cash payments received by any Company with respect to any Production Payment.

         PORTFOLIO PRINCIPAL PREPAYMENTS shall mean a whole or partial prepayment received by any Company with respect to any Production Payment that is applied or should be applied to reduce the outstanding principal balance of such Production Payment.

         POTENTIAL DEFAULT means any event's occurrence or any circumstance's existence that would -- upon any required notice, time lapse, or both -- become a Default.

         PREDECESSOR means any Person for whose obligations and liabilities any Company is reasonably expected to be liable as the result of any merger, de facto merger, stock purchase, asset purchase or divestiture, combination, joint venture, investment, reclassification, or other similar business transaction.

         PRINCIPAL DEBT means, at any time, the unpaid principal balance of all Borrowings.

         PRO FORMA BASIS shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Debt after the first day of the relevant calculation period as if such Debt had been incurred (and the proceeds thereof applied)on the first day of the relevant calculation period, (y) the permanent repayment of any Debt after the first day of the relevant calculation period and (z) the Production Payment then being acquired as if same had been acquired on the first day of such calculation period, as well as any other Production Payment acquired after the first day of the relevant calculation period and on or prior to the date of the respective Production Payment then being acquired with all Debt assumed to be outstanding pursuant to the foregoing being deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Debt although interest expense with respect to any Debt for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding.

         PRODUCTION PAYMENT means, a term overriding royalty interest in oil, gas and/or mineral leases or mineral fee interests which has been duly assigned, transferred and conveyed of record to Borrower or another Restricted Company and which entitles the Borrower or such other Restricted Company, as applicable, to receive a certain percentage of any oil, gas or other minerals produced and saved from the lands covered by such leases or fee interests without regard to, or any obligation for, any costs or expenses incurred in connection therewith, until the proceeds attributable to the sale thereof equals the purchase price paid for such term overriding royalty interest plus a specified rate of return thereon, and all other rights, titles, interests, estates, remedies, powers and privileges appurtenant or incident to such term overriding royalty interest created or arising under the documents, instruments and agreements evidencing such interest or applicable laws, and under which the obligations of the grantor thereof are required to be recorded as liabilities on the books and records of such grantor in accordance with GAAP.

         PRO RATA and PRO RATA PART mean, at any time and for any Lender, the proportion (stated as a percentage) that the Principal Debt owed to it bears to the total Principal Debt owed to all Lenders.

         REAL PROPERTY means any land, buildings, fixtures, and other improvements to land now or in the future directly or indirectly owned by any Restricted Company, leased to or otherwise operated by any Restricted Company, or subleased by any Restricted Company to any other Person.

         RELEASE means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, migrating, or other movement into the air, ground or surface water, or soil.

         REPRESENTATIVES means representatives, officers, directors, employees, accountants, attorneys, consulting engineers and agents.

         RESERVE REPORT means each report delivered to the Administrative Agent by the Borrower pursuant to SECTION 8.1(c).

         RESERVE REQUIREMENT means, for any LIBOR-Rate Borrowing and for the relevant Interest Period, the total reserve requirements (including all basic, supplemental, emergency, special, marginal, and other reserves required by applicable Law) applicable to eurocurrency fundings or liabilities as of the first day of that Interest Period.

         RESPONSIBLE OFFICER means Borrower's chairman, president, chief executive officer, chief financial officer, or treasurer.

         RESTRICTED COMPANY means Borrower and each Subsidiary of Borrower other than any Subsidiary that has no assets except its corporate name and conducts no operations.

         REVOLVING FACILITY means the revolving credit facility in the amount of the total Commitments of the Lenders to make advances pursuant to Section 2.1(a).

         RIGHTS means rights, remedies, powers, privileges, and benefits.

         SEC shall mean the Securities and Exchange Commission or any successor Tribunal.

         SEC VALUE shall mean, as of any date a determination thereof is to be made, the future net revenues before income taxes from proved reserves, estimated assuming that oil and natural gas prices and production costs remain constant at those in effect on such date, then discounted at the rate of ten percent (10%) per year to obtain the present value.

         SOLVENT means, as to any Person, that (a) the aggregate fair market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its Debts as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.

         STATED-TERMINATION DATE means December 14, 2002.

         SUBORDINATED DEBT mean, the obligations and indebtedness of Borrower under that certain Restated Intercompany Revolving Credit Note dated as of December 14, 1999 executed by Borrower and payable to the order of Range Energy Ventures Corporation in the original principal amount of $15,000,000 and containing terms and provisions, in form and substance satisfactory to Administrative Agent, expressly subordinating the payment thereof to the Obligation.

         SUBSIDIARY of any Person means any entity of which more than 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by that Person.

         SWAP AGREEMENT means any present or future, whether master or single, agreement, document, or instrument providing for -- or constituting an agreement to enter into -- an interest-rate, basis, or commodity swap; forward-rate arrangement; commodity option; equity or equity-index swap or option; bond or interest-rate option; forward-foreign-exchange arrangement; rate-cap, -collar, or -floor arrangement; currency- or cross-currency-swap arrangement; swaption; currency-option; or any similar arrangement.

         TANGIBLE-NET WORTH means -- at any time and for any Person -- the sum of (i) its stockholders' equity, plus (ii) amounts excluded from stockholders' equity under GAAP relating to the establishment of an employee stock ownership plan, minus (iii) the total (without duplication of deductions already made in arriving at stockholders' equity) of the book value of all assets that would be treated as intangible assets under GAAP, including, without limitation, goodwill, trademarks, trade names, copyrights, patents, and unamortized debt discount and expense.

         TAXES means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises, or assets.

         TERMINATION DATE means the earlier of either (a) the Stated-Termination Date or (b) the effective date that Lenders' commitments to lend under this agreement are fully canceled or terminated.

         TRIBUNAL means any (a) local, state, territorial, federal, or foreign judicial, executive, regulatory, administrative, legislative, or governmental agency, board, bureau, commission, department, or other instrumentality, (b) private arbitration board or panel, or (c) central bank.

         TYPE means any type of Borrowing determined with respect to the applicable interest option.

         UNUSED AVAILABILITY shall mean, at any time a determination thereof is to be made, the difference of (i) the lesser of the total Commitments or the Borrowing Base, minus (ii) the Principal Debt; provided that if such difference is less than zero, the Unused Availability shall be and be deemed to be equal to zero.

         1.2 TIME REFERENCES. Unless otherwise specified, in the Loan Documents
(a) time references (e.g., 11:00 a.m.) are to time in New York, New York, and
(b) in calculating a period from one date to another, the word "from" means "from and including" and the word "to" or "until" means "to but excluding."

         1.3 OTHER REFERENCES. Unless otherwise specified, in the Loan Documents
(a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions,
(f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and
(j) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

         1.4 ACCOUNTING PRINCIPLES. Unless otherwise specified, in the Loan Documents (a) GAAP determines all accounting and financial terms and compliance with financial covenants, (b) GAAP in effect on the date of this agreement determines compliance with financial covenants, (c) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period, and (d) while Borrower has any consolidated Subsidiaries (i) all accounting and financial terms and compliance with reporting covenants must be on a consolidating and consolidated basis, as applicable, and (ii) compliance with financial covenants must be on a consolidated basis.

SECTION 2. COMMITMENT. Subject to the other terms and conditions herein and in the other Loan Documents, each Lender severally but not jointly agrees to extend credit to Borrower in accordance with the following provisions.

         2.1 (a) REVOLVING FACILITY. Each Lender severally but not jointly agrees to lend to Borrower that Lender's Commitment Percentage of requested Borrowings under the Revolving Facility which Borrower may borrow, repay, and reborrow under this agreement subject to the following conditions:

                  (i) Each Borrowing may only occur on a Business Day on or after the Closing Date and before the Termination Date;

                  (ii) Each Borrowing may only be $100,000 or a greater integral multiple of $100,000 if a Base-Rate Borrowing or $500,000 or a greater integral multiple of $100,000 if a LIBOR-Rate Borrowing;

                  (iii) The Principal Debt under the Revolving Facility may never exceed at any time, the lesser of EITHER the total Commitments OR the Borrowing Base; and

                  (iv) Subject to the other terms and conditions of this Agreement, that portion of the Existing Indebtedness consisting of advances outstanding under the Prior Credit Agreement shall be and be deemed to constitute a Base-Rate Borrowing hereunder effective as of the Closing Date.

                  (b) ACQUISITION FACILITY. Unless the Termination Date shall have occurred, Borrower may, from time to time, request the Lenders, by written notice to the Administrative Agent, at least thirty (30) but not more than sixty
(60) days prior to the proposed date of any Borrowing requested under this
Section 2.1(b), to consent to the making of additional advances to the Borrower in excess of the then effective Borrowing Base in accordance with the terms and provisions of this Section 2.1(b) and the other applicable terms and provisions of this agreement. Each Lender shall, in its sole discretion, determine whether to consent to such request and shall notify the Administrative Agent of its determination within twenty-five (25) days of such Lender's receipt of notice of such request. If such request shall have been consented to by all of the Lenders, the Administrative Agent shall notify Borrower in writing thereof consent, and effective on and after the date of such notice (the "Activation Date"), if any, each Lender severally but not jointly agrees to lend to Borrower that Lender's Commitment Percentage of such requested Borrowings, which Borrower may borrow, repay and reborrow under this agreement subject to the following conditions:

         (i) Each such Borrowing may only occur on a Business Day on or after the Activation Date and before the Termination Date;

         (ii) Each such Borrowing may only be $100,000 or a greater integral multiple of $100,000, if a Base-Rate Borrowing or $500,000 or a greater integral multiple of $100,000 if a LIBOR-Rate Borrowing;

         (iii) The Principal Debt, after giving effect to such requested Borrowing would not exceed the lesser of either (a) the total Commitments or (b) an amount equal to the product of 1.15 multiplied by the Borrowing Base;

         (iv) The proceeds of such requested Borrowing must be used solely to finance the purchase price of Production Payments and the amount of each such requested Borrowing may not exceed (a) sixty-five percent (65%) of the total purchase price paid for such Production Payments being acquired with the proceeds thereof, and (b) five percent (5%) of the Borrowing Base then in effect;

         (v) As of the effective date of any redetermination of the Borrowing Base pursuant to Section 2.6, any outstanding Borrowings under this
         Section 2.1(b) shall be and be deemed, without any further notice or action, to be Borrowings made under Section 2.1(a), and if as a result thereof, a Borrowing-Base Deficiency occurs, such Borrowing-Base Deficiency shall be eliminated in accordance with the provisions of
         Section 3.2(c); and

         (vi) Borrower shall have delivered to the Administrative Agent, at least ten (10) days prior to such requested Borrowing (with sufficient copies for each Lender), all of which shall be in form and substance acceptable to Administrative Agent (a) a certificate of a Responsible Officer of Borrower, certifying as to the calculations demonstrating that on a Pro Forma Basis and after giving effect to such Borrowing, and any equity contribution to, or Subordinated Debt incurred by, Borrower related to the purchase of such Production Payments to be financed with the proceeds thereof, Borrower would be in compliance with the covenants contained in Section 10 of this agreement as of the last day of the fiscal quarter most recently ended, (b) copies of all material documents and agreements relating to the purchase of such Production Payments, certified by a Responsible Officer of Borrower as being true, correct and complete, (c) an agreement, duly authorized, executed and delivered by a Responsible Officer of Range Resources Corporation pursuant to which Range Resources Corporation agrees to indemnify and hold harmless Administrative Agent, Collateral Agent and the Lenders from and against all losses and damages incurred as a result of any of the representations and warranties made or deemed pursuant to the first two sentences of SECTION 7.13 with respect to such Production Payments unless and until Administrative Agent notifies Borrower and Range Resources Corporation that it has completed its title due diligence review of such Production Payments (which shall occur within thirty
         (30) days of the purchase thereof) and the results of such review are satisfactory to Administrative Agent, in the exercise of its sole discretion, and (d) such other information, reports, agreements and documents relating to any of the foregoing as Administrative Agent may reasonably request.

         Borrower understands, acknowledges and agrees that nothing contained herein or in the other Loan Documents shall be construed to create any obligation or commitment on the part of any Lender to make any advances in excess of, in the aggregate, the lesser of such Lender's Commitment or the Borrowing Base; the foregoing provisions being applicable only in the event that the Lenders may hereafter agree, in writing, to make additional advances pursuant to this Section 2.1(b) upon the request of Borrower and in accordance with such terms and conditions as the Lenders may then require after receipt of new and independent credit approvals by each Lender, based upon such financial and engineering information, industry trends and other economic conditions as each Lender, in the exercise of its sole discretion, may deem appropriate at the time to evaluate such request.

         2.2 BORROWING PROCEDURE. The following procedures apply to all
Borrowings:

                  (a) BORROWING REQUEST. Borrower may request a Borrowing by making or delivering a Borrowing Request (that may be telephonic if confirmed immediately in writing by 2:00 p.m. on the same Business Day) to Administrative Agent, which is irrevocable and binding on Borrower, stating the Type, amount, and Interest Period for each Borrowing and which must be received by Administrative Agent no later than 11:00 a.m. on the (i) third Business Day before the date on which funds are requested (the "BORROWING DATE") for any LIBOR-Rate Borrowing, or (ii) Borrowing Date for any Base-Rate Borrowing. Administrative Agent shall promptly notify each Lender of any Borrowing Request.

                  (b) FUNDING. Each Lender shall remit its Commitment Percentage of each requested Borrowing to Administrative Agent's principal office in New York, New York, in funds that are available for immediate use by Administrative Agent by 1:00 p.m. on the applicable Borrowing Date. Subject to receipt of those funds, Administrative Agent shall (unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by Borrower or waived by the requisite Lenders under
         SECTION 14.8) make those funds available to Borrower by (at Borrower's option) (i) wiring the funds to or for the account of Borrower at the direction of Borrower or (ii) depositing the funds in Borrower's account with Administrative Agent.

                  (c) FUNDING ASSUMED. Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Commitment Percentage of the requested Borrowing available to Administrative Agent on the applicable Borrowing Date, and Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount. If a Lender fails to make its Commitment Percentage of any requested Borrowing available to Administrative Agent on the applicable Borrowing Date, Administrative Agent may recover the applicable amount on demand,
         (i) from that Lender together with interest, commencing on the Borrowing Date and ending on (but excluding) the date Administrative Agent recovers the amount from that Lender, at an annual interest rate equal to the Federal-Funds Rate, or (ii) if that Lender fails to pay its amount upon demand, then from Borrower. No Lender is responsible for the failure of any other Lender to make its Commitment Percentage of any Borrowing available as required by SECTION 2.2(b); however, failure of any Lender to make its Commitment Percentage of any Borrowing so available does not excuse any other Lender from making its Commitment Percentage of any Borrowing so available.

         2.3 [RESERVED]

         2.4 BORROWING NOTICES. Each Borrowing Request (whether telephonic or written) constitutes a representation and warranty by Borrower that as of the Borrowing Date all of the conditions precedent in SECTION 6 have been satisfied.

         2.5 TERMINATION. Borrower may -- upon giving at least five Business Days prior written and irrevocable notice to Administrative Agent -- terminate all or part of the Commitments. Each partial termination must be in an amount of not less than $1,000,000 or a greater integral multiple of $1,000,000 and must be ratable in accordance with each Lender's Commitment Percentage. At the time of any termination, Borrower shall pay to Administrative Agent, for the account of each Lender, as applicable, the amount of any Borrowing Base Deficiency (or the amount, if any, by which the limitation in Section 2.1(b)(iii) is exceeded) then existing or which would result after giving effect to such termination, all accrued and unpaid fees under this agreement and, the interest attributable to the amount of that reduction, and any related Funding Loss. Any part of the Commitments that are terminated may not be reinstated.

         2.6 BORROWING BASE DETERMINATIONS.

                  (a) The Borrowing Base as of the Closing Date is acknowledged by the Borrower, the Agents and the Lenders to be $56,000,000.00.

                  (b) The Borrowing Base shall be redetermined by the Lenders semi-annually through the Termination Date, within ninety (90) days after each December 31 and each June 30, with the first such Borrowing Base redetermination under this Agreement to be made on or before March 31, 2000 for the Mortgaged Properties as of December 31, 1999, in accordance with the standard engineering and lending policies and practices customary for loans of this nature and on the basis of information supplied by the Borrower in compliance with the provisions of this Agreement, including, without limitation, the Reserve Reports, and all other information available to the Lenders. Within thirty (30) days after receipt by Administrative Agent of the applicable Reserve Report and other related information, Administrative Agent shall notify the Lenders of its recommended, redetermined Borrowing Base. Within ten (10) days thereafter, each of the Lenders shall notify the Administrative Agent, in writing, of either its ratification of the redetermined Borrowing Base recommended by the Administrative Agent or such other amount determined by such Lender as the redetermined Borrowing Base. If the Lenders cannot unanimously agree on the amount of the redetermined Borrowing Base, such redetermined Borrowing Base shall be equal to the lowest Borrowing Base calculated by any Lender. In addition to the semi-annual redeterminations of the Borrowing Base required pursuant to this SECTION 2.6(b) hereof, special determinations thereof may at any time (but not more often than once during each period of time occurring between such semi-annual redeterminations) be requested by either the Determining Lenders or the Borrower. In addition, the Lenders may redetermine the Borrowing Base in the event that the aggregate Portfolio Principal Prepayments, together with the proceeds from any Mineral Interests sold or conveyed as otherwise permitted under the terms of this agreement, received by the Companies since the date of the most recent semi-annual redetermination of the Borrowing Base shall have exceeded ten percent (10%) of the current Borrowing Base. Upon any such special redetermination of the Borrowing Base, if requested by Administrative Agent, Borrower shall submit both
(i) a current Reserve Report dated within thirty (30) days of such requested redetermination, and (ii) title opinions, environmental reports and other information reasonably requested by, and in form and substance acceptable to, Administrative Agent for those additional Mineral Interests which Borrower desires to be considered within the Borrowing Base. Adjustments to the Borrowing Base based upon the addition of Mineral Interests shall not be effective prior to the date of filing and recording of such Collateral Documents as required by Administrative Agent.

                  (c) Upon each borrowing base redetermination, the Administrative Agent shall notify the Borrower verbally (confirming such notice promptly in writing) of such determination, and the Borrowing Base so communicated to the Borrower shall become effective upon such verbal notification and shall remain in effect until the next subsequent Borrowing Base redetermination in accordance with the terms hereof.

                  (d) The Borrowing Base shall represent the determination by all of the Lenders, in their sole discretion and in accordance with their standard engineering and lending policies and practices customary for loans of this nature, of the value, for loan purposes, of the Mineral Interests, subject, in the case of any increase in the Borrowing Base, to the credit approval process of the Lenders. Furthermore, the Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is acknowledged by the Borrower to be essential for the adequate protection of the Lenders.

SECTION 3. TERMS OF PAYMENT.

         3.1 NOTES AND PAYMENTS.

                  (a) NOTES. Principal Debt is evidenced by the Notes, one payable to each Lender in amount equal to its Commitment.

                  (b) PAYMENT. Borrower must make each payment and prepayment on the Obligation to Administrative Agent's principal office in New York, New York in immediately available funds by 1:00 p.m. on the day due; otherwise, but subject to SECTION 3.8, those funds continue to accrue interest as if they were received on the next Business Day. Administrative Agent shall promptly pay to each Lender the part of any payment or prepayment to which that Lender is entitled under this agreement.

                  (c) PAYMENT ASSUMED. Unless Administrative Agent has received notice from Borrower prior to the date on which any payment is due under this agreement that Borrower will not make that payment in full, Administrative Agent may assume that Borrower has made the full payment due and Administrative Agent may, in reliance upon that assumption, cause to be distributed to each Lender on that date the amount then due to each Lender. If and to the extent Borrower does not make the full payment due to Administrative Agent, each Lender shall repay to Administrative Agent on demand the amount distributed to that Lender by Administrative Agent together with interest for each day from the date that Lender received payment from Administrative Agent until the date that Lender repays Administrative Agent (unless such repayment is made on the same day as such distribution), at an interest rate equal to the Federal-Funds Rate.

         3.2 INTEREST AND PRINCIPAL PAYMENTS.

                  (a) INTEREST. Accrued interest on each LIBOR-Rate Borrowing is due and payable on the last day of its respective Interest Period. Accrued interest on each Base-Rate Borrowing is due and payable on the last day of each month -- commencing on the last day of the month in which the Closing Date occurs -- and on the Termination Date.

                  (b) PRINCIPAL. The Principal Debt is due and payable on the Termination Date. Before that date, Borrower may at any time prepay, without penalty and in whole or in part, the Principal Debt so long as
         (i) each voluntary partial prepayment is in a principal amount not less than $100,000 or a greater integral multiple of $100,000 and (ii) Borrower shall pay any related Funding Loss upon demand. Conversions under SECTION 3.10 are not prepayments.

                  (c) MANDATORY PREPAYMENTS. At any time a Borrowing-Base Deficiency exists, Borrower shall either (1) grant Lender Liens on such additional Mineral Interests not currently included in the determination of the Borrowing Base of character and value satisfactory to the Determining Lenders, in the exercise of their sole discretion, as is necessary, (2) make prepayments of the Principal Debt to Administrative Agent (together with any related Funding Loss), or (3) effect any combination of the foregoing, so that (i) such Borrowing Base Deficiency has been reduced by at least 50% within forty-five (45) days after notice from Administrative Agent of the existence of such Borrowing Base Deficiency, and (ii) such Borrowing-Base Deficiency no longer exists by the ninetieth (90th) day after notice from the Administrative Agent of the existence of such Borrowing Base Deficiency. At any time that the limitation in SECTION 2.1(b)(iii) is exceeded, Borrower shall immediately make prepayments of the Principal Debt to Administrative Agent (together with any related Funding Loss) in the amount of such excess. In addition, in the event that any Portfolio Principal Prepayment is received by Borrower under any Production Payment, the Borrower shall, within five (5) Business Days of receipt thereof, make a prepayment of the Principal Debt to Administrative Agent in the amount of such Portfolio Principal Prepayment (together with any related Funding Loss). Any prepayment of the Principal Debt as a result of a Borrowing Base Deficiency shall be applied first to reduce Acquisition Facility Borrowings and then to reduce Revolving Facility Borrowings. Any prepayment of the Principal Debt as a result of the receipt of a Portfolio Principal Prepayment shall be applied (i) to the extent, if any, that the purchase price of such Production Payment was financed with an Acquisition Facility Borrowing and all or any portion of such Acquisition Facility Borrowing remains outstanding, to repay such Acquisition Facility Borrowing, and
         (ii) thereafter, to repay Principal Debt under the Revolving Facility.

         3.3 INTEREST OPTIONS. Except that the LIBOR Rate may not be selected when a Default or Potential Default exists and except as otherwise provided in this agreement, Borrowings bear interest at an annual rate equal to the lesser of either (a) the Base Rate plus the Applicable Margin or the LIBOR Rate plus the Applicable Margin (in each case as designated or deemed designated by Borrower), as the case may be, or (b) the Maximum Rate. Each change in the Base Rate and Maximum Rate is effective, without notice to Borrower or any other Person, upon the effective date of change.

         3.4 QUOTATION OF RATES. Borrower may call Administrative Agent before delivering a Borrowing Request to receive an indication of the interest rates then in effect, but the indicated rates do not bind Administrative Agent or Lenders or affect the interest rate that is actually in effect when Borrower makes a Borrowing request or on the Borrowing Date.

         3.5 DEFAULT RATE. If permitted by Law, all past-due Principal Debt, and past-due interest accruing on any of the foregoing bears interest from the date due (stated or by acceleration) at the Default Rate until paid, regardless whether payment is made before or after entry of a judgment.

         3.6 INTEREST RECAPTURE. If the designated interest rate applicable to any Borrowing exceeds the Maximum Rate, the interest rate on that Borrowing is limited to the Maximum Rate, but any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if the designated rates had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Notes.

         3.7 INTEREST CALCULATIONS. Interest will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days (unless the calculation would result in an interest rate greater than the Maximum Rate or in the case of interest on Base-Rate Borrowings in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be). All interest rate determinations and calculations by Administrative Agent are conclusive and binding absent manifest error.

         3.8 MAXIMUM RATE. Regardless of any provision contained in any Loan Document, no Lender is entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then any excess shall be treated as a partial prepayment of principal and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrower agree that is the case and that provision in this agreement for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and their effects, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation. However, if the Obligation is paid in full before the end of its full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, Lenders shall refund any excess (and Lenders may not, to the extent permitted by Law, be subject to any penalties provided by any

Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount). If the Laws of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "indicated rate ceiling" from time to time in effect under
Article 5069-1.04, Title 79, Revised Civil Statutes of Texas, as amended. Borrower agrees that Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended (which regulates certain revolving credit loan accounts and revolving triparty accounts), does not apply to the Obligation.

         3.9 INTEREST PERIODS. When Borrower requests any LIBOR-Rate Borrowing, Borrower may elect the applicable interest period (each an "INTEREST PERIOD"), which may be, at Borrower's option, one, two, or three months for LIBOR-Rate Borrowings, subject to SECTION 14.1 and the following conditions: (a) the initial Interest Period for a LIBOR-Rate Borrowing commences on the applicable Borrowing Date or conversion date, and each subsequent Interest Period applicable to any Borrowing commences on the day when the next preceding applicable Interest Period expires; (b) if any Interest Period for a LIBOR-Rate Borrowing begins on a day for which no numerically corresponding Business Day in the calendar month at the end of the Interest Period exists, then the Interest Period ends on the last Business Day of that calendar month; (c) if Borrower is required to pay any of a LIBOR-Rate Borrowing before the end of its Interest Period in order to comply with the payment provisions of the Loan Documents, Borrower shall also pay any related Funding Loss; and (d) no more than five Interest Periods may be in effect at one time.

         3.10 CONVERSIONS. Subject to the dollar limits of SECTION 2.1(b) and provided that Borrower may not convert to or select a new Interest Period for a LIBOR-Rate Borrowing at any time when a Default or Potential Default exists, Borrower may (a) convert a LIBOR-Rate Borrowing on the last day of the applicable Interest Period to a Base-Rate Borrowing, (b) convert a Base-Rate Borrowing at any time to a LIBOR-Rate Borrowing, and (c) elect a new Interest Period for a LIBOR-Rate Borrowing. That election may be made by telephonic request to Administrative Agent no later than 10:00 a.m. on the third Business Day before the conversion date or the last day of the Interest Period, as the case may be (for conversion to a LIBOR-Rate Borrowing or election of a new Interest Period), and no later than 10:00 a.m. on the last day of the Interest Period (for conversion to a Base-Rate Borrowing). Borrower shall provide a Conversion Notice to Administrative Agent no later than two days after the date of the conversion or election. Absent Borrower's telephonic request for conversion or election of a new Interest Period or if a Default or Potential Default exists, then, a LIBOR-Rate Borrowing shall be deemed converted to a Base-Rate Borrowing effective when the applicable Interest Period expires.

         3.11 ORDER OF APPLICATION.

                  (a) NO DEFAULT. If no Default or Potential Default exists, any payment shall be applied to the Obligation -- except as otherwise specifically provided herein and in the other Loan Documents -- in the order and manner as Borrower directs.

                  (b) DEFAULT. If a Default or Potential Default exists or if Borrower fails to give direction, any payment (including proceeds from the exercise of any Rights) shall be applied in the following order:
         (i) To all fees and expenses for which Administrative Agent, Collateral Agent or Lenders have not been paid or reimbursed in accordance with the Loan Documents (and if such payment is less than all unpaid or unreimbursed fees and expenses, then the payment shall be paid against unpaid and unreimbursed fees and expenses in the order of incurrence or due date); (ii) to accrued interest on the Principal Debt; (iii) to the remaining Principal Debt in the order as Determining Lenders may elect (but Determining Lenders agree to apply proceeds in an order that will minimize any Funding Loss); and (iv) to the remaining Obligation in the order and manner Determining Lenders deem appropriate.

                  (c) PRO RATA. Each payment or prepayment shall be distributed to each Lender in accordance with its Pro Rata Part of that payment or prepayment.

         3.12 SHARING OF PAYMENTS, ETC.. If any Lender obtains any payment or prepayment with respect to the Obligation (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under SECTION 3.13) that exceeds the part of that payment or prepayment that it is then entitled to receive under the Loan Documents, then that Lender shall purchase from the other Lenders participations that will cause the purchasing Lender to share the excess payment or prepayment ratably with each other Lender. If all or any portion of any excess payment or prepayment is subsequently recovered from the purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Borrower agrees that any Lender purchasing a participation from another Lender under this section may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to that participation as fully as if that Lender were the direct creditor of Borrower in the amount of that participation.

         3.13 OFFSET. If a Default exists, each Lender is entitled to exercise (for the benefit of all Lenders in accordance with SECTION 3.12) the Rights of offset and banker's Lien against each and every account and other property, or any interest therein, that any Company may now or hereafter have with, or which is now or hereafter in the possession of, that Lender to the extent of the full amount of the Obligation owed (directly or participated) to it.

         3.14 BOOKING BORROWINGS. To the extent permitted by Law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office or branch of any of its Affiliates. However, no Affiliate or branch is entitled to receive any greater payment under SECTION
3.16 than the transferor Lender would have been entitled to receive with respect to those Borrowings, and a transfer may not be made if, as a direct result of it, SECTION 3.15 or 3.17 would apply to any of the Obligation. If any of the conditions of SECTIONS 3.16 or 3.17 ever apply to a Lender, that Lender shall carry or transfer its Borrowings at, to, or for the account of any of its branch offices or the office or branch of any of its Affiliates so long as the transfer is consistent with the other provisions of this section, does not create any burden or adverse circumstance for that Lender that would not otherwise exist, and eliminates the conditions of SECTIONS 3.16 or 3.17 as applicable.

         3.15 BASIS UNAVAILABLE OR INADEQUATE FOR LIBOR RATE. If, on or before any date when a LIBOR Rate is to be determined for a Borrowing, Administrative Agent reasonably determines that the basis for determining the applicable rate is not available or any Lender reasonably determines that the resulting rate does not accurately reflect the cost to that Lender of making or converting Borrowings at that rate for the applicable Interest Period, then Administrative Agent shall promptly notify Borrower and Lenders of that determination (which is conclusive and binding on Borrower absent manifest error) and the applicable Borrowing shall bear interest at the sum of the Base Rate plus the Applicable Margin. Until Administrative Agent notifies Borrower that those circumstances no longer exist, Lenders' commitments under this agreement to make, or to convert to, LIBOR-Rate Borrowings, as the case may be, are suspended.

         3.16 ADDITIONAL COSTS. Each Lender severally and not jointly agrees to notify Administrative Agent, the other Lenders, and Borrower within 180 days after it has actual knowledge that any circumstances exist that would give rise to any payment obligation by Borrower under CLAUSES
(a) through (c) below. Although no Lender shall have any liability to Administrative Agent, any other Lender, or any Company for its failure to give that notice, Borrower is not obligated to pay any amounts under those clauses that arise, accrue, or are imposed more than 180 days before that notice to the extent it is applicable to those amounts. Any Lender demanding payment of any additional costs under this section must generally be making similar demand for similar additional costs under credit agreements to which it is party that contain similar provisions to this section.

                  (a) RESERVES. With respect to any or LIBOR-Rate Borrowing (i) if any present or future Law imposes, modifies, or deems applicable (or if compliance by any Lender with any requirement of any Tribunal results in) any requirement that any reserves (including, without limitation, any marginal, emergency, supplemental, or special reserves) be maintained (other than any reserve included in the Reserve Requirement), and if (ii) those reserves reduce any sums receivable by that Lender under this agreement or increase the costs incurred by that Lender in advancing or maintaining any portion of any LIBOR-Rate Borrowing, then (iii) that Lender (through Administrative Agent) shall deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase (which certificate is conclusive and binding absent manifest error), and (iv) Borrower shall pay that amount to that Lender within five Business Days after demand. The provisions of and undertakings and indemnification in this CLAUSE (a) survive the satisfaction and payment of the Obligation and termination of this agreement.

                  (b) CAPITAL ADEQUACY. With respect to any Commitment or Borrowing if any present or future Law regarding capital adequacy or compliance by Administrative Agent, Collateral Agent or any Lender with any request, directive, or requirement now existing or hereafter imposed by any Tribunal regarding capital adequacy, or any change in its written policies or in the risk category of this transaction, reduces the rate of return on its capital as a consequence of its obligations under this agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method in apportioning such costs to its customers generally), then (unless the effect is already reflected in the rate of interest then applicable under this agreement) Administrative Agent, Collateral Agent, or that Lender (through Administrative Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate is conclusive and binding absent manifest error), and Borrower shall pay that amount to Administrative Agent, Collateral Agent or that Lender within five Business Days after demand. The provisions of and undertakings and indemnification in this CLAUSE (b) shall survive the satisfaction and payment of the Obligation and termination of this agreement.

                  (c) TAXES. Subject to SECTION 3.19, any Taxes payable by Administrative Agent, Collateral Agent or any Lender or ruled (by a Tribunal) payable by Administrative Agent, Collateral Agent or any Lender in respect of this agreement or any other Loan Document shall, if permitted by Law, be paid by Borrower, together with interest and penalties, if any except for Taxes payable on or measured by the overall net income of Administrative Agent, Collateral Agent or that Lender (or Administrative Agent, Collateral Agent or that Lender, as the case may be, together with any other Person with whom Administrative Agent, Collateral Agent or that Lender files a consolidated, combined, unitary, or similar Tax return) and except for interest and penalties incurred as a result of the gross negligence or willful misconduct of Administrative Agent, Collateral Agent or any Lender). Administrative Agent, Collateral Agent or Lender (through Administrative Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount of payable Taxes, which certificate is conclusive and binding (absent manifest error), and Borrower shall pay that amount to Administrative Agent for its account or the account of Collateral Agent or that Lender, as the case may be within five Business Days after demand. If Administrative Agent, Collateral Agent or that Lender subsequently receives a refund of the Taxes paid to it by Borrower, then the recipient shall promptly pay the refund to Borrower.

         3.17 CHANGE IN LAWS. If any Law makes it unlawful for any Lender to make or maintain LIBOR-Rate Borrowings, then that Lender shall promptly notify Borrower and Administrative Agent, and (a) as to undisbursed funds, that requested Borrowing shall be made as a Base-Rate Borrowing, and (b) as to any outstanding Borrowing (i) if maintaining the Borrowing until the last day of the applicable Interest Period is unlawful, the Borrowing shall be converted to a Base-Rate Borrowing as of the date of notice, in which event Borrower will not be required to pay any related Funding Loss, or (ii) if not prohibited by Law, the Borrowing shall be converted to a Base-Rate Borrowing as of the last day of the applicable Interest Period, or (iii) if any conversion will not resolve the unlawfulness, Borrower shall promptly prepay the Borrowing, without penalty but with related Funding Loss.

         3.18 FUNDING LOSS. BORROWER SHALL INDEMNIFY EACH LENDER AGAINST, AND PAY TO IT UPON DEMAND, ANY FUNDING LOSS OF THAT LENDER. WHEN ANY LENDER DEMANDS THAT BORROWER PAY ANY FUNDING LOSS, THAT LENDER SHALL DELIVER TO BORROWER AND ADMINISTRATIVE AGENT A CERTIFICATE SETTING FORTH IN REASONABLE DETAIL THE BASIS FOR IMPOSING FUNDING LOSS AND THE CALCULATION OF THE AMOUNT, WHICH CALCULATION IS CONCLUSIVE AND BINDING ABSENT MANIFEST ERROR. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION IN THIS SECTION SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

         3.19 FOREIGN LENDERS, PARTICIPANTS, AND ASSIGNEES. Each Lender, Participant (by accepting a participation interest under this agreement), and Assignee (by executing an Assignment) that is not organized under the Laws of the United States of America or one of its states (a) represents to Administrative Agent and Borrower that (i) no Taxes are required to be withheld by Administrative Agent or Borrower with respect to any payments to be made to it in respect of the Obligation and (ii) it has furnished to Administrative Agent and Borrower two duly completed copies of either U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or any other form acceptable to Administrative Agent and Borrower that entitles it to a complete exemption from U.S. federal withholding Tax on all interest payments under the Loan Documents, and (b) covenants to (i) provide Administrative Agent and Borrower a new Form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent upon the expiration or obsolescence according to Law of any previously delivered form, duly executed and completed by it, entitling it to a complete exemption from U.S. federal withholding Tax on all interest and fee payments under the Loan Documents, and (ii) comply from time to time with all Laws with regard to the withholding Tax exemption. If any of the foregoing is not true at any time or the applicable forms are not provided, then Borrower and Administrative Agent (without duplication) may deduct and withhold from interest and fee payments under the Loan Documents any Tax at the maximum rate under the Code or other applicable Law, and amounts so deducted and withheld shall be treated as paid to that Lender for all purposes under the Loan Documents.

SECTION 4. FEES.

         4.1 TREATMENT OF FEES. The fees described in this SECTION 4 (a) are not compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this agreement, (c) are payable in accordance with SECTION 3.1, (d) are non-refundable, and (e) to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate.

         4.2 FEES TO ADMINISTRATIVE AGENT AND AFFILIATES. Borrower shall pay to Administrative Agent, and its Affiliates as Administrative Agent may designate, the fees described in the letter agreement (as it may be renewed, extended, or modified) of even date herewith between Borrower and Administrative Agent. Those fees are solely for the account of Administrative Agent and its Affiliates except to the extent that Administrative Agent may unilaterally agree in writing with any Lender in respect of the sharing of such fees.

         4.3 [RESERVED].

         4.4 COMMITMENT FEE. From and after the Closing Date, Borrower shall pay to Administrative Agent a commitment fee for Lenders according to each Lender's Commitment Percentage. The fee is payable as it accrues on the last day of each March, June, September, and December -- commencing on the first of those dates that follows the date of this agreement -- and on the Termination Date. Each payment of the fee is equal to the following, determined for the calendar quarter (or portion of a calendar quarter commencing on the date of this agreement or ending on the Termination Date) preceding and including the date it is due:


                              D
         Commitment Fee  = (SIGMA)   A  x  [B - C]
                                    ---
                            n = 1   360

         Where:    A =  the Applicable Percentage
                   B = the lesser of the total Commitments or the Borrowing Base (unless the Activation Date shall have occurred, in which case B = the lesser of the total Commitments or an amount equal to 115% of the Borrowing Base).
                   C =  Principal Debt
                   D = The number of days in the applicable quarter or portion thereof.

SECTION 5. SECURITY.

         5.1 GUARANTY. Borrower shall cause all of its present and future Subsidiaries -- whether now existing or in the future formed or acquired as permitted by the Loan Documents -- that are Restricted Companies to unconditionally guarantee the full payment and performance of the Obligation by execution of a written guaranty agreement in form and substance satisfactory to Administrative Agent.

         5.2 COLLATERAL. Borrower shall cause full payment and performance of the Obligation to be secured by Lender Liens on all of the items and types of property -- (together with the additional collateral described in SECTION 5.3, if any, and the cash and non-cash proceeds of all of the foregoing, the "COLLATERAL") -- described in the present and future Loan Documents creating Lender Liens (said documents and any documents and instruments from time to time amending or supplementing the same are herein sometimes collectively called the "COLLATERAL DOCUMENTS"), including, without limitation:

                  (a) all of the Mineral Interests described in the Security Instruments (as defined in the Prior Credit Agreement) and the oil, gas and mineral production therefrom or attributable thereto, and in all operating agreements and oil or gas purchase contracts (now existing or hereafter arising) relating to the Mineral Interests and in related personal properties, fixtures and other properties, pursuant to such Security Instruments and such other mortgages, deeds of trust, assignments of production, security agreements, financing statements and other documents satisfactory to the Agents; and

                  (b) all of the present and future issued and outstanding capital stock or other equity securities issued by all of its present and future Subsidiaries who are required to guarantee the payment and performance of the Obligation pursuant to SECTION 5.1.

         5.3 LOCKBOX ACCOUNT. In order to secure further the performance by Borrower of the Obligation and to effect and facilitate Collateral Agent's right of offset, Borrower shall, and shall cause the other Companies to, execute such forms, authorizations, documents and instruments, and do such other things, as the Agents shall request, in order to require that pipeline companies, operators of the Mortgaged Properties and others (collectively, the "Purchasers") purchasing (or acting as agents for, or making payments on behalf of, those purchasing) the oil, gas and other minerals produced or to be produced from, or relating to, the Mineral Interests deliver to the Lockbox all royalties, production payments, checks, cash, proceeds and monies now or hereafter payable by the Purchasers (or any of them) on account of oil, gas or other minerals produced from or relating to the Mineral Interests or otherwise with respect to the Mineral Interests. Borrower agrees that all such royalties, payments and monies delivered to the Lockbox shall be deposited by Collateral Agent in the Lockbox Account. After the occurrence of a Default, Borrower shall, upon receipt, deposit in the Lockbox Account all such royalties, payments and monies which Borrower receives directly from the Purchasers. Borrower hereby irrevocably authorizes and directs the Agents and the Lenders to charge from time to time after the occurrence of a Default, any other accounts of Borrower at Administrative Agent, Collateral Agent or any Lender for amounts due to the Lenders hereunder and under the Notes. After the occurrence of a Default, Collateral Agent is hereby authorized, in its own name or the name of the Borrower, to notify any or all parties obligated to Borrower with respect to the Mineral Interests to make all payments due or to become due thereon directly to the Collateral Agent, or such other person or officer as Collateral Agent may require whereupon the power and authority of the Borrower to collect the same in the ordinary course of its business shall be deemed to be immediately revoked and terminated. With or without such general notification, after the occurrence of a Default, Collateral Agent may take or bring in Borrower' s name or that of the Collateral Agent all steps, actions, suits or proceedings deemed by the Collateral Agent necessary or desirable to effect possession or collection of payments, may complete any contract or agreement of the Borrower in any way related to any of the Mineral Interests, may make allowances or adjustments related to the Mineral Interests, may compromise any claims related to the Mineral Interests or may issue credit in its own name or the name of the Borrower. Regardless of any provision hereof, however, Collateral Agent shall never be liable for its failure to collect or for its failure to exercise diligence in the collection, possession, or any transaction concerning, all or part of the Mineral Interests or sums due or paid thereon, nor shall it or they be under any obligation whatsoever to anyone by virtue of its security interests and liens relating to the Mortgaged Properties.

         The Collateral Agent is hereby authorized and empowered on behalf of the Borrower to endorse the name of the Borrower upon any check, draft, instrument, receipt, instruction or other document or items, including, but not limited to, all items evidencing payment upon any indebtedness of any Person to the Borrower coming into the Collateral Agent's possession, and to receive and apply the proceeds therefrom in accordance with the terms hereof. The Collateral Agent is hereby granted an irrevocable power of attorney, which is coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions or other documents, agreements or items on behalf of the Borrower, either before or after demand of payment on the Notes, as shall be deemed by the Collateral Agent to be necessary or advisable, in the sole discretion of the Collateral Agent, to protect its security interests and liens in the Mineral Interests or the repayment of the Obligation, and the Collateral Agent shall not incur any liability in connection with or arising from its exercise of such power of attorney.

         Borrower acknowledges that all funds so transferred into the Lockbox Account shall be the property of Borrower only (except for certain funds belonging to Persons other than the Companies which are deposited into the Lockbox Account for administrative convenience and which are distributed to such Persons promptly from the Lockbox Account) and not subject to any claim by any party other than Collateral Agent, for the benefit of the Lenders.

         5.4 FURTHER ASSURANCES. Borrower covenants and agrees that the Lender Liens otherwise described in SECTION 5.2 and, when required, SECTIONS 5.3 and
8.16 must be created and perfected as a condition to funding any Borrowings. Furthermore, Borrower shall -- and shall cause each other appropriate Company to -- perform the acts, duly authorize, execute, acknowledge, deliver, file, and record any additional writings, and pay all filings fees and costs as Administrative Agent or Determining Lenders may reasonably deem appropriate or necessary to perfect and maintain the Lender Liens and preserve and protect the Rights of Administrative Agent, Collateral Agent and Lenders under any Loan Document.

         5.5 RELEASE OF COLLATERAL.

                  (a) Whenever no Lender has any commitment to extend credit under any Loan Document and the Obligation has been fully paid and performed, Collateral Agent shall, upon Borrower's written request and at Borrower's cost and expense, cause the Lender Liens on all Collateral to be released.

                  (b) In connection with any sale or other disposition of assets permitted by SECTION 9.10, Collateral Agent shall, upon Borrower's request and at Borrower's cost and expense, release the Lender Liens on the assets sold or disposed of.

SECTION 6. CONDITIONS PRECEDENT. No Lender is obligated to fund the initial Borrowing (including, without limitation, the deemed Borrowing of the Existing Indebtedness pursuant to SECTION 2.1(a)(iv)) unless Administrative Agent has received all of the items described in PART A on SCHEDULE 6. In addition, no Lender is obligated to fund (as opposed to continue or convert) any Borrowing unless on the applicable Borrowing Date, (and after giving effect to the requested Borrowing): (a) Administrative Agent timely receives a Borrowing Request; (b) all of the representations and warranties of the Companies in the Loan Documents are true and correct in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or expressly permitted by this agreement); (c) no Material Adverse Event, Default, or Potential Default exists; (d) no Borrowing-Base Deficiency will exist after giving effect to the Borrowing; and (e) no limitation in
SECTION 2.1 (a) or (b) is exceeded. Each Borrowing Request, however delivered, constitutes Borrower's representation and warranty that the conditions in CLAUSES (b) through (e) above are satisfied. Upon Administrative Agent's or any Lender's reasonable request, Borrower shall deliver to Administrative Agent or such Lender evidence substantiating any of the matters in the Loan Documents that are necessary to enable Borrower to qualify for the Borrowing. Each condition precedent in this agreement (including, without limitation, those on SCHEDULE 6) is material to the transactions contemplated by this agreement, and time is of the essence with respect to each condition precedent.

SECTION 7. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Administrative Agent and Lenders as follows:

         7.1 PURPOSE AND REGULATION U.

                  (a) Borrower will use the proceeds of the Revolving Facility solely for (i) refinancing the Existing Indebtedness, (ii) to finance the acquisition of Production Payments acquired after the Closing Date, and (iii) to repay the Subordinated Debt to the extent permitted under
         SECTION 9.2(b). Borrower will use the proceeds, if any, of the Acquisition Facility solely to fund a portion (not to exceed sixty-five percent (65%)) of the purchase price of Production Payments acquired on or after the Activation Date.

                  (b) No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose that violates any Law, including, without limitation, Regulation U.

         7.2 CORPORATE EXISTENCE, GOOD STANDING, AND AUTHORITY. Each Restricted Company is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation. Each Restricted Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing (each of which jurisdictions is identified on SCHEDULE 6). Each Restricted Company possesses all requisite authority and power to conduct its business as is now being conducted and as proposed under the Loan Documents to be conducted and to own and operate its assets as now owned and operated and as proposed to be owned and operated under the Loan Documents.

         7.3 SUBSIDIARIES AND NAMES. SCHEDULE 7.3 -- as supplemented from time to time by written notice from Borrower to Administrative Agent, Collateral Agent and Lenders specifically referring to that schedule and this section and reflecting changes to that schedule as a result of transactions permitted by the Loan Documents -- describes (a) all of Borrower's direct and indirect Subsidiaries, (b) all Restricted Companies, (c) every name or trade name used by each Restricted Company during the five-year period before the date of this agreement, and (d) every change of each Subsidiary's name during the four-month period before the date of this agreement. All of the outstanding shares of capital stock (or similar voting interests) of Borrower's Subsidiaries are (a) duly authorized, validly issued, fully paid, and nonassessable, (b) owned of record and beneficially as described in that schedule or those writings, free and clear of any Liens, except Permitted Liens, and (c) not subject to any warrant, option, or other acquisition Right of any Person or subject to any transfer restriction except restrictions imposed by securities Laws and general corporate Laws.

         7.4 AUTHORIZATION AND CONTRAVENTION. The execution and delivery by each Restricted Company of each Loan Document to which it is a party and the performance by it of its obligations under those Loan Documents (a) are within its corporate power, (b) have been duly authorized by all necessary corporate action, (c) require no action by or filing with any Tribunal (except any action or filing that has been taken or made on or before the Closing Date), (d) do not violate any provision of its charter or bylaws, and (e) do not violate any provision of Law applicable to it or any material agreement to which it is a party except violations that individually or collectively are not a Material Adverse Event.

         7.5 BINDING EFFECT. Upon execution and delivery by all parties to it, each Loan Document will constitute a legal and binding obligation of each Restricted Company party to it, enforceable against it in accordance with that Loan Document's terms except as that enforceability may be limited by Debtor Laws and general principles of equity.

         7.6 FINANCIALS AND EXISTING DEBT. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the Companies' consolidated financial condition, results of operations, and cash flows as of, and for the portion of the fiscal year ending on their dates (subject only to normal year-end adjustments for interim statements). All material liabilities of the Companies as of those dates are reflected in those Current Financials or in the notes to them or have otherwise been disclosed to Lenders in writing. Except for transactions directly related to, specifically contemplated by, or expressly permitted by the Loan Documents (a) no material adverse changes have occurred in the Companies' consolidated financial condition from that shown in the Current Financials, and (b) no Company has incurred any material liability except Debt that is not prohibited by the Loan Documents.

         7.7 [RESERVED].

         7.8 SOLVENCY. On each Borrowing Date, each Restricted Company is -- and after giving effect to the requested Borrowing will be -- Solvent.

         7.9 LITIGATION. Except as disclosed on SCHEDULE 7.9 and matters covered (subject to reasonable and customary deductible and retention) by insurance (a) no Restricted Company is subject to, or aware of the threat of, any Litigation that is reasonably likely to be determined adversely to any Restricted Company and, if so adversely determined, is a Material Adverse Event, and (b) no outstanding and unpaid judgments against any Restricted Company exist in excess of $500,000, in the aggregate and which is not covered in full by adequate insurance pursuant to policies acceptable to Administrative Agent.

         7.10 TAXES. Except where not a Material Adverse Event (a) all Tax returns of each Restricted Company required to be filed have been filed (or extensions have been granted) before delinquency, and (b) all Taxes imposed upon each Restricted Company that are due and payable have been paid before delinquency except as being contested as permitted by SECTION 8.5.

         7.11 ENVIRONMENTAL MATTERS. Except as disclosed on SCHEDULE 7.11:

                  (a) No consent or other approval of -- or declaration or other filing with -- any Tribunal is required under any Environmental Law in connection with any transaction contemplated by the Loan Documents.

                  (b) Except where adequately covered by an Environmental Indemnity Agreement or where not a Material Adverse Event, none of the following are present at any Real Property (including, without limitation, the Leases and the Mineral Interests) of any Restricted Company in violation of any Environmental Law: (i) Any asbestos or asbestos-containing material; (ii) any underground or aboveground storage tank or tank system subject to regulation under any Environmental Law; or (iii) any electrical or other fixtures or equipment containing polychlorinated biphenyls.

                  (c) Except where adequately covered by an Environmental Indemnity Agreement or where not a Material Adverse Event, no unreported Release of any Hazardous Substance has occurred at or in the vicinity to any Real Property (including, without limitation, the Leases and the Mineral Interests) (i) in a quantity that requires any report or other notice to any Tribunal under any Environmental Law or
         (ii) that has resulted or that threatens to result in the presence of any Hazardous Substance in the environment in a quantity, concentration, state, or other condition that exceeds any applicable standard for the protection of human health or the environment under any Environmental Law.

                  (d) Except where not a Material Adverse Event, no Real Property (including, without limitation, the Leases and the Mineral Interests) has been used for the storage (other than short-term storage not requiring an Environmental Permit), treatment, or disposal of any Hazardous Substance in any amounts that are reasonably likely to result in any Environmental Liabilities or violation of any Environmental Law while owned or operated by any Company or any Predecessor.

                  (e) Except where adequately covered by an Environmental Indemnity Agreement or where not a Material Adverse Event, no Restricted Company or Predecessor is -- or has received any notice from any Tribunal during the last five years that it is -- potentially liable for any removal, remediation, or other response costs under any Environmental Law as the result of the Release or threatened Release of any Hazardous Substance.

                  (f) No Company knows of any material error or omission in any Environmental Report delivered to Administrative Agent, Collateral Agent or any Lender.

         7.12 EMPLOYEE PLANS. Except where not a Material Adverse Event (a) no Employee Plan has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), (b) no Company has incurred liability -- except for liabilities for premiums that have been paid or that are not past due -- under ERISA to the PBGC in connection with any Employee Plan,
(c) no Company has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) no Company has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code), (e) no "reportable event" (as defined in Section 4043 of ERISA) has occurred, excluding events for which the notice requirement is waived under applicable PBGC regulations, (f) no Company or Affiliate of any Company has any liability under or is subject to any Lien under ERISA or the Code to or on account of any employee benefit plan, program, scheme, or arrangement established or maintained by any Company or Affiliate of any Company or to which any Company or any Affiliate of any Company contributes or had an obligation to contribute, (g) each Employee Plan complies in all material respects, both in form and operation, with ERISA and the Code, and (h) no Multiemployer Plan is in reorganization within the meaning of Section 418 of the Code.

         7.13 PROPERTIES; LIENS. Each Restricted Company has indefeasible title to the Mortgaged Properties and all of its other property reflected on the Current Financials as being owned by it except for property that is obsolete or that has been disposed of in the ordinary course of business between the date of the Current Financials and the date of this agreement or, with respect to its property (other than the Mortgaged Properties), failure of such Restricted Company to have such title would not constitute a Material Adverse Event, or, after the date of this agreement, as permitted by SECTION 9.10 or SECTION 9.11. No Lien exists on any property (including, without limitation, the Mortgaged Properties) of any Company except Permitted Liens. No Restricted Company is party or subject to any agreement, instrument, or order which in any way restricts any Restricted Company's ability to allow Liens to exist upon any of its assets except relating to Permitted Liens. The provisions of each Collateral Document are effective to create in favor of the Collateral Agent for the ratable benefit of the Lenders, a legal, valid and enforceable Lender Lien in all right, title and interest of the Restricted Companies in the Collateral described therein, which Lender Liens shall constitute fully perfected first-priority Liens on all right, title and interest of the Restricted Companies in the Collateral described therein, subject only to Permitted Liens. No orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission or any other Tribunal exist which could result in the Restricted Companies being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Mortgaged Properties. No Restricted Company (a) is obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Mortgaged Properties at some future date without receiving full payment therefor at the time of delivery, and (b) has produced gas, in any material amount, subject to, and is, nor is any of the Mortgaged Properties, subject to balancing rights of third parties or subject to balancing duties under governmental requirements, except as to such matters for which such Restricted Company has established monetary reserves adequate in an amount to satisfy such obligations and has segregated such reserves from other accounts.

         7.14 GOVERNMENT REGULATIONS. No Restricted Company is subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

         7.15 TRANSACTIONS WITH AFFILIATES. Except for transactions with other Restricted Companies and as otherwise disclosed on SCHEDULE 7.15, no Restricted Company is a party to a material transaction with any of its Affiliates except transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

         7.16 DEBT. No Restricted Company has any Debt except Permitted Debt.

         7.17 LEASES; PRODUCTION PAYMENTS. Except where not a Material Adverse Event (a) each Restricted Company enjoys peaceful and undisturbed possession of all Production Payments and all leases, if any, necessary for the operation of its properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of those properties and assets, (b) all material leases, if any, under which any Restricted Company is a lessee and all Production Payments are in full force and effect, and no default -- or event that, with notice, time lapse, or both, would become a default -- exists with respect thereto, and (c) the Production Payments and all leases which underlie or constitute part of the Mineral Interests (the "LEASES") are in full force and effect, and no Restricted Company nor any other person has defaulted on any of its obligations thereunder so as to impair the value of any of such Production Payments or Leases.

         7.18 LABOR MATTERS. Except where not a Material Adverse Event (a) no actual or threatened strikes, labor disputes, slow downs, walkouts, work stoppages, or other concerted interruptions of operations that involve any employees employed at any time in connection with the business activities or operations at the Real Property exist, (b) hours worked by and payment made to the employees of any Restricted Company or any Predecessor have not been in violation of the Fair Labor Standards Act or any other applicable Laws pertaining to labor matters, (c) all payments due from any Restricted Company for employee health and welfare insurance, including, without limitation, workers compensation insurance, have been paid or accrued as a liability on its books, (d) the business activities and operations of each Company are in compliance with OSHA and other applicable health and safety Laws.

         7.19 INTELLECTUAL PROPERTY. Except where not a Material Adverse Event
(a) each Restricted Company owns or has the right to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and trade names necessary to continue to conduct its businesses as presently conducted by it and proposed to be conducted by it immediately after the date of this agreement, (b) each Restricted Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, and (c) no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property of any Restricted Company exists.

         7.20 FULL DISCLOSURE. Each fact or condition relating to the Loan Documents or any Restricted Company's financial condition, business, or property that is a Material Adverse Event has been disclosed in writing to Administrative Agent. All information previously furnished to Prior Agent, Administrative Agent and the Collateral Agent by or at the direction of a Responsible Officer or the General Counsel of or the attorneys for Borrower in connection with the Loan Documents was -- and all information furnished to the Agent in the future by or at the direction of a Responsible Officer or the General Counsel of or the attorneys for Borrower will be -- true and accurate in all material respects or based on reasonable estimates on the date the information is stated or certified.

         7.21 ESTIMATED OIL AND GAS RESERVES. Borrower has heretofore delivered to Administrative Agent copies of all requested reports, which have been obtained or generated by the Restricted Companies and concern the estimated oil and gas reserves and future net revenues attributable to the Mineral Interests. The statements of fact contained in said reports with respect to the character and ownership of the Mineral Interests (including, without limitation, the ownership interest of the Restricted Companies stated therein), the remaining amounts to be recouped under Production Payments and the other factual data furnished by the Restricted Companies as a basis for the estimates set forth therein are true and correct and do not omit any material fact necessary to make said statements not misleading.

         7.22 [RESERVED]

         7.23 OWNERSHIP INTEREST. The Restricted Companies own an interest in each of the Mortgaged Properties which is not less than the interest specified in the description of such property in the Collateral Documents and such interest is the same as that specified in the description for such property in the most recent Reserve Report delivered to the Lenders with the term "interest", as used herein, meaning the proportionate share of the production of oil, gas or other minerals to which the Restricted Companies are entitled under the Production Payments or otherwise.

         7.24 BURDENSOME CONTRACTS. No Restricted Company is a party to, or bound by, nor are any of the Mineral Interests or other Mortgaged Properties subject to, any contract which could reasonably result in a Material Adverse Event.

         7.25 REGULATORY DEFECTS. As of the date hereof, Borrower has advised Administrative Agent, in writing, of all regulatory defects of which the Restricted Companies have been advised or have actual knowledge with respect to the ownership or operation of the Mortgaged Properties. No such regulatory defect results in a Material Adverse Event.

         7.26 AGREEMENTS AFFECTING MINERAL INTERESTS. Borrower has advised Administrative Agent of, and delivered (to the extent requested by Administrative Agent) true and correct copies to Administrative Agent of, all material documents, agreements, notices and reports relating to the Production Payments and all material operating agreements, pooling or unitization agreements, sales or processing contracts, restrictions, preferential purchase right agreements, farm-out, drilling and/or development agreements, pipeline transportation agreements, gas purchase or other marketing agreements, Swap Agreements and other material agreements which pertain to the Mineral Interests, the operation thereof or the disposition of production attributable thereto.

         7.27 LOCATIONS OF BUSINESS, OFFICES. The principal place of business and chief executive office of the each Restricted Companies is located at the address of the Borrower, set forth next to its name on the signature pages hereof or at such other location as the Borrower may have, by proper written notice hereunder, advised the Administrative Agent, Collateral Agent and the Lenders, PROVIDED that such other location of the Borrower or other Restricted Company is within a state in which appropriate financing statements from the Borrower or other Restricted Company in favor of the Collateral Agent have been filed.

         7.28 YEAR 2000 COMPLIANCE. The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. The Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to result in a Material Adverse Event.

SECTION 8. AFFIRMATIVE COVENANTS. For so long as any Lender is committed to lend under this agreement and until the Obligation has been fully paid and performed, Borrower covenants and agrees with Administrative Agent and Lenders that, without first obtaining Administrative Agent's written notice of Determining Lenders' consent to the contrary:

         8.1 CERTAIN ITEMS FURNISHED. Borrower shall furnish or cause to be furnished, the following to each Lender:

                  (a) ANNUAL FINANCIALS, ETC. Promptly after preparation but no later than ninety (90) days after the last day of each fiscal year of Borrower, Financials showing the Companies' consolidated financial condition and results of operations as of, and for the year ended on, that last day, accompanied by (i) the opinion, without material qualification, of Arthur Andersen, L.L.P., or other firm of nationally-recognized independent certified public accountants reasonably acceptable to Determining Lenders, based on an audit using generally accepted auditing standards, that the consolidated portion of those Financials were prepared in accordance with GAAP and present fairly, in all material respects, the Companies' consolidated financial condition and results of operations, and (ii) a Compliance Certificate.

                  (b) QUARTERLY FINANCIALS, ETC. Promptly after preparation but no later than forty-five (45) days after the last day of each of the first three fiscal quarters of Borrower each year, Financials showing the Companies' consolidated financial condition and results of operations for that fiscal quarter and for the period from the beginning of the current fiscal year to the last day of that fiscal quarter, accompanied by (i) a Compliance Certificate.

                  (c) RESERVE REPORT(S).

                           (1) No later than each February 10th and August 10th of each year during the term of this agreement, engineering reports in form and substance acceptable to the Lenders prepared by or under the supervision of, and certified by the chief petroleum engineer of the Borrower or such nationally-recognized or regionally-recognized independent consulting petroleum engineers acceptable to the Lenders setting forth (i) the proven producing, non-producing and undeveloped oil and gas reserves (separately classified as such) attributable to the Mineral Interests as of December 31 or June 30, as applicable, of the year for which such reserve reports are furnished, (ii) the aggregate present value determined on the basis of stated pricing assumptions, of the future net income with respect to such Mineral Interests, discounted at a stated per annum discount rate, (iii) projections of the annual rate of production, gross income and net income with respect to such reserves, and (iv) information with respect to any "take or pay," "prepayment" and gas balancing liabilities of the Borrower.

                           (2) No later than thirty (30) days after notice of special redetermination of the Borrowing Base is to be made pursuant to
         Section 2.6 during the term of this Agreement, a supplement to the most recent Reserve Report delivered pursuant to Section 8.1(c)(1), satisfactory to the Administrative Agent, prepared by or under the supervision of the chief petroleum engineer of the Borrower or such nationally-recognized or regionally-recognized independent consulting petroleum engineers acceptable to the Lenders and containing an update (through a date which is not more than thirty (30) days prior to the date of the notice of such special redetermination of the Borrowing
         Base) of the information described in Subsection 8.1(c)(1)(i)-(iv) to reflect changes from the most recent Reserve Report delivered pursuant to Subsection 8.1(c)(1).

                           (3) Each of the reports provided pursuant to this Section shall be submitted to the Administrative Agent and each Lender together a certificate of a Responsible Officer certifying that such report is true and correct in all material respects and stating the value of the Mortgaged Properties as a percentage of all Mineral Interests based on the information contained therein, and with additional data as the Administrative Agent or any Lender may reasonably request concerning pricing, quantities of production from the Mortgaged Properties, the grantors (together with their successors and assigns) of the Production Payments, purchasers of production and engineering and geological data.

                  (d) PRODUCTION PAYMENT REPORTS. Within (i) five (5) days after the purchase of any Production Payment, copies of all conveyances, assignments and other documents and agreements entered into in connection with such Production Payment (provided that this information need only be furnished to the Agents), and (ii) sixty (60) days after each January 1 and July 1 of each year, a report with respect to the Production Payments, certified by a Responsible Officer of Borrower and setting forth, for each Production Payment, the beginning balance thereof as of the first day of each such applicable six (6) month period, the amount and application of all payments on such Production Payment during such period, the ending balance thereof, all in reasonable detail and otherwise in form and substance satisfactory to Administrative Agent.

                  (e) [RESERVED].

                  (f) OTHER REPORTS. Promptly after preparation and distribution, accurate and complete copies of all reports and other material communications about material financial matters or material corporate plans or projections by or for any Company for distribution to any Tribunal or any existing or potential creditor (i) including, without limitation, each Form 10-K, 10-Q, and S-8, if any, filed with the Securities and Exchange Commission but (ii) excluding (a) credit, trade, and other reports prepared and distributed in the ordinary course of business, and (b) information otherwise furnished to Administrative Agent and Lenders under this agreement. Promptly upon Administrative Agent's request therefor, copies of any material documents, agreements, notices or reports relating to the Production Payments and any material operating agreements, pooling or unitization agreements, sales or processing contracts, restrictions, preferential purchase right agreements, drilling and/or development agreements, pipeline transportation agreements and other material agreements which pertain to the Mineral Interests, the operation thereof or the disposition of production attributable thereto.

                  (g) EMPLOYEE PLANS. As soon as possible and within 30 days after Borrower knows that any event which would constitute a reportable event under Section 4043(b) of Title IV of ERISA with respect to any Company's employee pension or other benefit plan subject to ERISA has occurred, or that the PBGC has instituted or will institute proceedings under ERISA to terminate that plan, deliver a certificate of a Responsible Officer of Borrower setting forth details as to that reportable event and the action which the Companies propose to take with respect to it, together with a copy of any notice of that reportable event which may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute those proceedings or any notice to the PBGC that the plan is to be terminated, as the case may be. For all purposes of this section, Borrower is deemed to have all knowledge or knowledge of all facts attributable to the plan administrator under ERISA.

                  (h) OTHER NOTICES. Promptly after Borrower has knowledge of, but in any event prior to five days after the occurrence of any of the following events, notice of (i) the existence and status of any Litigation that is reasonably likely to be adversely determined and, if determined adversely to any Company, would be a Material Adverse Event,
         (ii) any change in any material fact or circumstance represented or warranted by any Company in any Loan Document, (iii) a Default or Potential Default, specifying the nature thereof and what action the Companies have taken, are taking, or propose to take, (iv) claims made against any Restricted Company by any Person in excess of $100,000, other than for accounts payable in the ordinary course of business, or (v) any change in the senior management personnel of Borrower (including, without limitation, any change in the Responsible Officers of Borrower) from that in place on the Closing Date.

                  (i) PART B ON SCHEDULE 6. Promptly as they become available (subject to the other requirements of this agreement), the items, if any, described in PART B on SCHEDULE 6.

                  (j) OTHER INFORMATION. Promptly when reasonably requested by Administrative Agent or any Lender, such information (not otherwise required to be furnished under this agreement) about any Company's business affairs, assets, and liabilities.

         8.2 USE OF CREDIT. Borrower shall use the proceeds of Borrowings only for the purposes represented in this agreement.

         8.3 BOOKS AND RECORDS. Each Company shall maintain books, records, and accounts necessary to prepare Financials in accordance with GAAP.

         8.4 INSPECTIONS. Upon reasonable request and prior notice, each Company shall allow any Agent or any Lender (or their respective Representatives) to inspect any of its properties, to review reports, files, and other records and to make and take away copies, to conduct tests or investigations, and to discuss any of its affairs, conditions, and finances with its directors, officers, employees, or representatives from time to time, during reasonable business hours.

         8.5 TAXES. Each Restricted Company shall promptly pay or cause to be paid when due any and all Taxes except Taxes that are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien has been and continues to be stayed.

         8.6 PAYMENT OF OBLIGATION. Each Restricted Company shall promptly pay (or renew and extend) all of its material obligations as they become due (unless the obligations are being contested in good faith by appropriate proceedings).

         8.7 EXPENSES. Within five Business Days of demand by Administrative Agent, Borrower shall pay (a) all costs, fees, and expenses paid or incurred by Administrative Agent or the Collateral Agent incident to any Loan Document (including, without limitation, the reasonable fees and expenses of any Agent's counsel in connection with the negotiation, preparation, delivery, and execution of the Loan Documents and any related amendment, waiver, or consent), (b) all out-of-pocket costs paid or incurred by the Agents in connection with any redetermination of the Borrowing Base pursuant to Section 2.6, (c) all other costs and expenses paid or incurred by the Agents in connection with the normal, ongoing administration, of this agreement and the other Loan Documents, including, without limitation, independent insurance reviews or third party engineering support, including, without limitation, the reasonable fees and expenses of Pressler Petroleum Consultants, Inc. or such other independent petroleum engineers retained by Administrative Agent incurred in connection with any redetermination of the Borrowing Base, and (d) all reasonable costs and expenses incurred by any Agent or any Lender in connection with the enforcement of the obligations of any Restricted Company under the Loan Documents or the exercise of any Rights under the Loan Documents (including, without limitation, reasonable allocated costs of in-house counsel, other reasonable attorneys' fees, and court costs), all of which are part of the Obligation, bearing interest, if not paid when due at the Default Rate until paid.

         8.8 MAINTENANCE OF EXISTENCE, ASSETS, AND BUSINESS. Each Restricted Company shall (a) except in connection with dispositions permitted under SECTION
9.10 and mergers and consolidations permitted under SECTION 9.11, maintain its corporate existence and good standing in its state of incorporation, and (b) (i) maintain its authority to transact business and good standing in all other states where required or necessary for its business, (ii) maintain all licenses, permits, and franchises (including, without limitation, Environmental Permits) necessary for its business, and (iii) keep all of its assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements.

         8.9 INSURANCE. Each Restricted Company shall, at its cost and expense, maintain with financially sound, responsible, and reputable insurance companies or associations -- or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates -- insurance concerning its properties and businesses against casualties, risks and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses.

         8.10 ENVIRONMENTAL MATTERS. Each Restricted Company shall (a) operate and manage its businesses, processes, and other activities in compliance with all Environmental Laws, Environmental Permits, and Environmental Indemnity Agreements and in a manner to avoid incurring Environmental Liabilities, to prevent any Release of Hazardous Substances, and to minimize the risk of loss or damage in the event of any Release of Hazardous Substances, (b) keep each Environmental Indemnity Agreement in full force and effect according to its terms, take all steps that may be necessary or appropriate to timely assert and receive payment or all claims under it, and (to the extent that the material remediation or indemnity protections or benefits provided by it would be jeopardized) not consent to any modification or amendment of any Environmental Indemnity Agreement or waive, compromise, settle, or otherwise release or discharge any obligation or indemnity of any indemnitor or other obligor under it, and (c) continuously and diligently carry out such removal, remedial, or other response actions as may be necessary or appropriate (a) in respect of each matter (whether or not disclosed on SCHEDULE 7.11) that constitutes non-compliance with any Environmental Law and (b) to prevent or minimize potential Environmental Liabilities from any of those matters (whether or not disclosed on SCHEDULE 7.11) or any Release of Hazardous Substances.

         8.11 SUBSIDIARIES. In respect of each applicable present and future Subsidiary (whether as a result of acquisition, creation, or otherwise), Borrower shall cause such Subsidiary to promptly and fully comply with SECTION 5 and its capital stock or other equity securities and Mineral Interests to become subject to Lender Liens as required by SECTIONS 5.2 and 8.16.

         8.12 INDEMNIFICATION.

                  (a) BORROWER AND (PURSUANT TO ITS GUARANTY) EACH OTHER RESTRICTED COMPANY SHALL, JOINTLY AND SEVERALLY INDEMNIFY ADMINISTRATIVE AGENT, COLLATERAL AGENT AND LENDERS AND THEIR RESPECTIVE PARENTS, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, ADMINISTRATIVE AGENTS, SUCCESSORS, ASSIGNS, AND ATTORNEYS (COLLECTIVELY, THE "INDEMNIFIED PARTIES"), PROTECT AND DEFEND (WITH COUNSEL ACCEPTABLE TO DETERMINING LENDERS) AGAINST,

         HOLD THEM HARMLESS FROM AND AGAINST, AND ON DEMAND PAY OR REIMBURSE THEM FOR ANY AND ALL LIABILITIES, OBLIGATION, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, AND PROCEEDINGS AND ALL COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE ATTORNEYS' FEES AND LEGAL EXPENSES WHETHER OR NOT SUIT IS BROUGHT), AND DISBURSEMENTS OF ANY KIND OR NATURE (THE "INDEMNIFIED LIABILITIES") THAT MAY AT ANY TIME BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE INDEMNIFIED PARTIES, IN ANY WAY RELATING TO OR ARISING OUT OF (i) ANY LOAN DOCUMENT, (ii) ANY TRANSACTION CONTEMPLATED BY ANY LOAN DOCUMENT, (iii) ANY COLLATERAL, (iv) ANY REAL PROPERTY (INCLUDING, WITHOUT LIMITATION, THE LEASES AND MINERAL INTERESTS) OR OIL AND GAS PROPERTY, (v) ANY ENVIRONMENTAL LIABILITY IN ANY WAY RELATED TO ANY COMPANY, PREDECESSOR, COLLATERAL, REAL PROPERTY (INCLUDING, WITHOUT LIMITATION, THE LEASES AND MINERAL INTERESTS) OIL AND GAS PROPERTY, OR ANY ACT, OMISSION, STATUS, OWNERSHIP, OR OTHER RELATIONSHIP, CONDITION, OR CIRCUMSTANCE CONTEMPLATED BY, CREATED UNDER, OR ARISING PURSUANT TO OR IN CONNECTION WITH ANY LOAN DOCUMENT, OR (vi) ANY INDEMNIFIED PARTY'S SOLE OR CONCURRENT ORDINARY NEGLIGENCE.

                  (b) THE FOREGOING PROVISIONS (i) ARE NOT LIMITED IN AMOUNT, EVEN IF THAT AMOUNT EXCEEDS THE AMOUNT OF THE OBLIGATION, (ii) INCLUDE, WITHOUT LIMITATION, REASONABLE FEES AND EXPENSES OF ATTORNEYS AND OTHER COSTS OR EXPENSES OF LITIGATION OR OF PREPARING FOR LITIGATION, DAMAGES OR INJURY TO PERSONS, PROPERTY, OR NATURAL RESOURCES ARISING UNDER ANY STATUTORY OR COMMON LAW, PUNITIVE DAMAGES, FINES, AND OTHER PENALTIES, AND LOSS OF VALUE OF ANY REAL PROPERTY OR COLLATERAL, (iii) ARE NOT AFFECTED BY ANY ACT OR OMISSION OF ANY TRIBUNAL OR OTHER THIRD PARTY, OR THE SOURCE OR ORIGIN OF ANY HAZARDOUS SUBSTANCE, AND (iv) ARE NOT AFFECTED BY ANY INDEMNIFIED PARTY'S INVESTIGATION, ACTUAL OR CONSTRUCTIVE KNOWLEDGE, COURSE OF DEALING, OR WAIVER.

                  (c) However, no indemnified party has the right to be indemnified under the Loan Documents for its own fraud, gross negligence, or willful misconduct.

                  (d) The provisions of and undertakings and indemnification in this section survive the foreclosure of any Lender Lien or any transfer in lieu of that foreclosure, the sale or other transfer of any Collateral or real property to any Person, the satisfaction of the obligation, the termination of the Loan Documents, and the release of any or all Lender Liens.

         8.13 OPERATIONS AND PROPERTIES. Each Company will act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business and investments. Each Company will keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business. Each Company shall enforce the terms of any contract or agreement governing or relating to any Production Payment, including, without limitation, any provisions thereof that require (a) that the operator or grantor develops, maintains, and operates the Mineral Interests in a prudent and workmanlike manner in accordance with industry standards, and (b) that the operator or grantor maintains insurance with respect to the Mineral Interests against such liabilities, casualties, risks and contingencies as is customary in the oil and gas industry.

         8.14 LEASES. Each Company will pay and discharge promptly, or cause to be paid and discharged promptly, all rentals, delay rentals, royalties, overriding royalties, payments out of production and other indebtedness or obligations accruing under, and perform or cause to be performed each and every act, matter or thing required by each and all of, the Leases and all other agreements and contracts constituting or affecting the Mineral Interests, and do all other things necessary to keep unimpaired its rights thereunder and prevent any forfeiture thereof or default thereunder, and operate or cause to be operated such properties in a diligent, careful and efficient manner and in compliance with all applicable proration and conservation laws and all applicable rules and regulations of every Tribunal, whether state, federal, municipal or other jurisdiction, from time to time constituted to regulate the development and operations of oil and gas properties and the production and sale of oil, gas and other hydrocarbons therefrom. With respect to any obligation in this SECTION 8.14 relating to any Mineral Interests comprised of Production Payments, the Companies shall only be required to use its reasonable best efforts to cause such obligation to be satisfied through the enforcement of its rights and remedies under the documents, instruments and agreements evidencing or governing such Production Payments.

         8.15 DEVELOPMENT AND MAINTENANCE. Each Company will explore, develop and maintain (or cause to be explored, developed and maintained) the Leases, Production Payments, wells, units and acreage to which the Mineral Interests pertain in a prudent manner, and as may be reasonably necessary for the prudent and economical operation of (and in an effort to maximize the production capacity of) such Leases, Production Payments, wells, units and acreage. Each company shall perform reasonable and prudent due diligence in accordance with industry standards on all grantors under Production Payments, and any other Person providing credit support for the obligations of such grantors and the operator of any wells or Leases subject to such Production Payments, including, without limitation, reasonable due diligence review of information regarding the financial condition, taxes, operations, creditworthiness and risk management policies of such Persons and the nature and quality (including environmental and title matters) of their assets, including, without limitation, any properties subject to or proposed to be subject to Production Payments. With respect to any obligation in this SECTION 8.15 relating to any Mineral Interests comprised of Production Payments, the Companies shall only be required to use its reasonable best efforts to cause such obligation to be satisfied through the enforcement of its rights and remedies under the documents, instruments and agreements evidencing or governing such Production Payments.

         8.16 MAINTENANCE OF LIENS. Each Company shall perform all such acts and execute all such documents as Administrative Agent may reasonably request in order to enable Administrative Agent and Collateral Agent to report, file and record every instrument that Administrative Agent or Collateral Agent may deem necessary in order to perfect and maintain the Lender Liens in the Mortgaged Properties and otherwise to preserve and protect the rights of the Administrative Agent, the Collateral Agent and the Lenders in and to the Collateral. Promptly upon request by the Administrative Agent at any time and from time to time, and without limitation on the rights of the Lenders pursuant to Section 5.3, execute such letters in lieu of transfer orders, in addition to the letters signed by the Borrower and delivered to the Administrative Agent in satisfaction of the condition set forth in Schedule 6 and/or division and/or transfer orders as are necessary or appropriate to transfer and deliver to the Collateral Agent proceeds f rom or attributable to any Mortgaged Property. The Borrower shall maintain no less than eighty percent (80%) of the economic value of the Mineral Interests attributable to existing Production Payments as Mortgaged Properties. Notwithstanding the above, Borrower shall cause all Mineral Interests related to any additional Production Payment purchased subsequent to the Closing Date for a purchase price in excess of $1,000,000 to become subject to Lender Liens within forty-five (45) days of its purchase.

         8.17 YEAR 2000 COMPLIANCE. The Borrower will promptly notify the Administrative Agent in the event the Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to result in a Material Adverse Event.

SECTION 9. NEGATIVE COVENANTS. For so long as any Lender is committed to lend under this agreement and until the Obligation has been fully paid and performed, Borrower covenants and agrees with Administrative Agent and Lenders that, without first obtaining Administrative Agent's written notice of Determining Lenders' consent to the contrary:

         9.1 PAYROLL TAXES. No Company may use any proceeds of any Borrowing to pay the wages of employees unless a timely payment to or deposit with the United States of America of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.

         9.2 DEBT. No Restricted Company may:

                  (a) Have any Debt except Permitted Debt.

                  (b) Pay or cause to be paid any principal of, or any interest on, any of its Debt except (i) the Obligation,(ii) any of its other Permitted Debt (other than Subordinated Debt) if no Default or Potential Default exists, and (iii) so long as no Default or Potential Default or Borrowing-Base Deficiency exists or would result therefrom, payments on the Subordinated Debt (x) not to exceed $1,500,000 during any six (6) month period between semi-annual Borrowing Base redeterminations pursuant to SECTION 2.6(b), provided that at the time of any such payment no Acquisition Facility Borrowings are outstanding, the Unused Availability is at least $1,500,000, and the Asset Coverage Ratio is not less than 1.5 to 1.0, and (y) in an amount equal to the amount of such Subordinated Debt incurred after the Closing Date to finance the acquisition of any Production Payment not then included in the determination of the Borrowing Base and which subsequently is included in the next redetermination of the Borrowing Base pursuant to
         SECTION 2.6, provided that any such payment on the Subordinated Debt shall not exceed the increase, if any, in the Borrowing Base occurring from such redetermination and any such payment on the Subordinated Debt must be made within thirty (30) days after the date that such redetermined Borrowing Base becomes effective.

         9.3 LETTERS OF CREDIT. No Restricted Company may have issued for its account -- or otherwise become obligated for any reimbursement obligations for -- any letter of credit.

         9.4 LIENS. No Restricted Company may (a) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets except Permitted Liens or (b) enter into or permit to exist any arrangement or agreement that directly or indirectly prohibits any Restricted Company from creating or incurring any Lien on any of its assets except the Loan Documents.

         9.5 EMPLOYEE PLANS. No Restricted Company may permit any of the events or circumstances described in SECTION 7.12 to exist or occur.

         9.6 TRANSACTIONS WITH AFFILIATES. No Restricted Company may enter into any material transaction with any of its Affiliates except (a) those described on SCHEDULE 7.15, (b) transactions between one or more Restricted Companies, (c) transactions permitted under SECTION 9.8, and (d) transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

         9.7 COMPLIANCE WITH LAWS AND DOCUMENTS. No Restricted Company may (a) violate the provisions of any Laws (including, without limitation, Environmental
Laws) applicable to it or of any material agreement to which it is a party if that violation alone, or when aggregated with all other violations, would be a Material Adverse Event, (b) violate in any material respect any provision of its charter or bylaws, or (c) repeal, replace, or amend any provision of its charter or bylaws if that action would be a Material Adverse Event.

         9.8 LOANS, ADVANCES, AND INVESTMENTS. No Restricted Company may make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stocks or other securities or evidences of Debt of, or interests in, any other Person except for Production Payments and those described on SCHEDULE 9.8.

         9.9 DISTRIBUTIONS. No Restricted Company may declare, make, or pay any Distribution except Distributions paid in the form of additional common stock, and distributions to any other Restricted Company.

         9.10 DISPOSITION OF ASSETS. No Restricted Company may sell, assign, lease, transfer, or otherwise dispose of any of its assets except (a) sales and dispositions of oil and gas production in the ordinary course of business for a fair and adequate consideration, (b) sales of assets which are obsolete or are no longer in use and which are not significant to the continuation of that Restricted Company's business, (c) sales and dispositions from any Restricted Company to any other Restricted Company, (d) dispositions of equipment where substantially similar equipment has been or is being acquired, (e) dispositions of other assets (other than Mortgaged Properties) for fair consideration not to exceed, in the aggregate for any fiscal year, $500,000.

         9.11 MERGERS, CONSOLIDATIONS, AND DISSOLUTIONS. No Restricted Company may merge or consolidate with any other Person or dissolve except:

                  (a) if no Default or Potential Default exists or will exist as a result of it, any merger or consolidation between Restricted Companies (so long as, if Borrower is involved, it is the survivor); and

                  (b) dissolution of any Subsidiary if substantially all of its assets have been conveyed to any Restricted Company.

         9.12 ASSIGNMENT. No Restricted Company may assign or transfer any of its Rights, duties, or obligations under any of the Loan Documents.

         9.13 FISCAL YEAR AND ACCOUNTING METHODS. No Restricted Company may change its fiscal year for accounting purposes or any material aspect of its method of accounting except (i) for changes which do not affect, change or alter the calculation of any of the financial or accounting terms (or any component thereof) described in any of the financial covenants provided in Section 10 of this agreement, or (ii) to conform any new Subsidiary's accounting methods to Borrower's accounting methods.

         9.14 NEW BUSINESSES. No Restricted Company may engage in any business except the businesses in which it is presently engaged and any other reasonably related business.

         9.15 GOVERNMENT REGULATIONS. No Restricted Company may conduct its business in a way that it becomes regulated under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

         9.16 STRICT COMPLIANCE. No Restricted Company may indirectly do anything that it may not directly do under any covenant in any Loan Document.

         9.17 ALTERATION OF MATERIAL AGREEMENTS. No Restricted Company will consent to or permit any material alterations, amendments, modifications, releases, waivers or terminations of (i) the Subordinated Debt, (ii) any Production Payment, or (iii) any other material agreement to which it is a party.

         9.18 OPERATING AGREEMENTS. No Restricted Company shall enter into any operating agreement or material amendment of an existing operating agreement after the date hereof covering any of the Mortgaged Properties.

         9.19 BURDENSOME CONTRACTS. No Restricted Company shall enter into, become bound by, or subject the Mortgaged Properties to any contract or agreement which is burdensome on any Restricted Company or materially and adversely affects the operation of the Mortgaged Properties.

         9.20 MARKETING CONTRACTS. No Restricted Company shall (without the prior written consent of the Determining Lenders, which consent shall not be unreasonably withheld) enter into any contract relating to the marketing of hydrocarbons or gas production from the Mortgaged Properties, or terminate or amend any existing such contracts, except upon market terms and provisions consistent with those required under the Production Payments in existence on the Closing Date and which in any event shall not be a term in excess of within one
(1) year.

SECTION 10. FINANCIAL COVENANTS. For so long as any Lender is committed to lend under this agreement and until the Obligation has been fully paid and performed, Borrower covenants and agrees with Administrative Agent and Lenders that, without first obtaining Administrative Agent's written notice of Determining Lenders' consent to the contrary, it may not directly or indirectly permit:

         10.1 CURRENT RATIO. The ratio -- determined at the end of each fiscal quarter of Borrower (commencing with the quarter ending December 31, 1999) -- of the Companies' (i) consolidated current assets (excluding, however, the current portion of any notes receivable to the extent included therein), plus Unused Availability, to (ii) to current liabilities to ever be less than 1.00 to 1.00.

         10.2 FIXED-CHARGE COVERAGE. The ratio -- determined as of the last day of each fiscal quarter (commencing with the quarter ending December 31, 1999) of Borrower for the four (4) consecutive fiscal quarters then ended -- of the Companies' Portfolio Cash Flow to Interest Expense to ever be less than 3.00 to 1.00:

         10.3 TANGIBLE-NET WORTH. The Companies' Tangible-Net Worth -- determined on the last day of each fiscal quarter (commencing with the quarter ending December 31, 1999) -- to ever be less than the sum of (a) $14,850,000, plus (b) 50% of the Companies' cumulative Net Income (without deduction for losses) after September 30, 1999, plus (c) 50% of the net (i.e., gross less usual and customary underwriting, placement, and other related costs and expenses) proceeds of the issuance of any equity securities by Borrower after September 30, 1999, plus (d) the outstanding principal amount of Subordinated Debt, plus
(e) to the extent deducted in calculating Tangible Net Worth, the cumulative amount (not to exceed, however, the sum of $5,000,000) of any non-cash write-downs of the book value of Production Payments occurring subsequent to September 30, 1999.

SECTION 11. DEFAULT. The term "DEFAULT" means the occurrence of any one or more of the following:

         11.1 PAYMENT OF OBLIGATION. Borrower's failure or refusal to pay (a) principal of any Note or any part thereof on or before the date due or (b) any other part of the Obligation on or before one Business Day after the date due.

         11.2 COVENANTS. Any Company's failure or refusal to punctually and properly perform, observe, and comply with any covenant (other than covenants to pay the Obligation) applicable to it:

                  (a) In SECTIONS 8.1(g), 8.2 OR 9; or

                  (b) In any other provision of any Loan Document, and that failure or refusal continues for 15 days after the earlier of either any Company knowing of it or any Company is notified of it by Administrative Agent or any Lender.

         11.3 DEBTOR RELIEF. Any Restricted Company (a) is not Solvent, (b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law -- except as a creditor or claimant -- that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender granted in the Loan Documents (unless, if the proceeding is involuntary, the applicable petition is dismissed within 60 days after its filing).

         11.4 JUDGMENTS AND ATTACHMENTS. Where the amounts in controversy or of any judgments, as the case may be, not covered in full by adequate insurance pursuant to policies acceptable to Administrative Agent, exceed -- from and after the Closing Date and individually or collectively for all of the Restricted Companies -- $500,000, the Restricted Companies fail (a) to have discharged, within 60 days after its commencement, any attachment, sequestration, or similar proceeding against any assets of any Restricted Company or (b) to pay any money judgment against any Restricted Company within ten days before the date on which any Restricted Company's assets may be lawfully sold to satisfy that judgment.

         11.5 GOVERNMENT ACTION. Where the fair value of the assets involved exceed -- from and after the Closing Date and individually or collectively for all of the Restricted Companies -- $500,000, (a) a final non-appealable order is issued by any Tribunal (including, but not limited to, the United States Justice Department) seeking to cause any Company to divest a significant portion of its assets under any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or (b) any Tribunal condemns, seizes, or otherwise appropriates, or takes custody or control of all or any substantial portion of any Restricted Company's assets.

         11.6 MISREPRESENTATION. Any material representation or warranty made by any Company in any Loan Document at any time proves to have been materially incorrect when made.

         11.7 OWNERSHIP OF COMPANIES. Except as a result of transactions permitted by this agreement, one or more Restricted Companies fail to own, beneficially and of record, with power to vote, 100% of the issued and outstanding shares of capital stock of each other Restricted Company other than Borrower.

         11.8 CHANGE OF CONTROL OF BORROWER. Range Resources Corporation shall fail to own of record, with power to vote, directly or indirectly through one of its wholly-owned Subsidiaries, at least fifty percent (50%) of the issued and outstanding shares of capital stock or other equity interests of the Borrower.

         11.9 OTHER FUNDED DEBT. In respect of any Funded Debt (other than the Obligation) (a) any Restricted Company fails to make any payment when due beyond any applicable grace or cure period, or (b) any default or other event or condition occurs or exists beyond the applicable grace or cure period, the effect of which is to cause or to permit any holder of that Funded Debt to cause -- whether or not it elects to cause -- any of that Funded Debt to become due before its stated maturity or regularly scheduled payment dates, or (c) any of that Funded Debt is declared to be due and payable or required to be prepaid by any Restricted Company before its stated maturity.

         11.10 SEC REPORTING REQUIREMENTS. Any Restricted Company fails to comply with any applicable reporting requirements of the Securities Exchange Act of 1934, as amended, for which the failure to report would constitute a Material Adverse Event.

         11.11 VALIDITY AND ENFORCEABILITY. Once executed, this agreement, any Note, any Guaranty, any Collateral Document ceases to be in full force and effect in any material respect or is declared to be null and void or its validity or enforceability is contested in writing by any Restricted Company party to it or any Restricted Company party to it denies in writing that it has any further liability or obligations under it except in accordance with that document's express provisions or as the appropriate parties under SECTION 14.8 below may otherwise agree in writing.

SECTION 12. RIGHTS AND REMEDIES.

         12.1 REMEDIES UPON DEFAULT.

                  (a) DEBTOR RELIEF. If a Default exists under SECTION 11.3, the commitment to extend credit under this agreement automatically terminates, the entire unpaid balance of the Obligation automatically becomes due and payable without any action of any kind whatsoever.

                  (b) OTHER DEFAULTS. If any Default exists, subject to the terms of SECTION 13.5(b), Administrative Agent may (with the consent of, and must, upon the request of, Determining Lenders), do any one or more of the following: (i) If the maturity of the Obligation has not already been accelerated under SECTION 12.1(a), declare the entire unpaid balance of all or any part of the Obligation immediately due and payable, whereupon it is due and payable; (ii) terminate the commitments of Lenders to extend credit under this agreement; (iii) reduce any claim to judgment; and (iv) exercise any and all other legal or equitable Rights afforded by the Loan Documents, by applicable Laws, or in equity.

                  (c) OFFSET. If a Default exists, to the extent permitted by applicable Law, each Lender may exercise the Rights of offset and banker's lien against each and every account and other property, or any interest therein, which any Restricted Company may now or hereafter have with, or which is now or hereafter in the possession of, that Lender to the extent of the full amount of the Obligation owed to that Lender.

                  (d) PRODUCTION PROCEEDS. If a Default exists, the Agents may notify any and all purchasers of production and take all other actions specified in SECTION 5.3 of this agreement.

         12.2 COMPANY WAIVERS. To the extent permitted by Law, Borrower and (pursuant to its Guaranty) each other Restricted Company waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to all or any part of the Obligation is not affected by any renewal or extension in the time of payment of all or any part of the Obligation, by any indulgence, or by any release or change in any security for the payment of all or any part of the Obligation.

         12.3 PERFORMANCE BY ADMINISTRATIVE AGENT. If any Company's covenant, duty, or agreement is not performed in accordance with the terms of the Loan Documents, Administrative Agent may, while a Default exists, at its option (but subject to the approval of Determining Lenders), perform or attempt to perform that covenant, duty, or agreement on behalf of that Company (and any amount expended by Administrative Agent in its performance or attempted performance is payable by the Companies, jointly and severally, to Administrative Agent on demand, becomes part of the Obligation, and bears interest at the Default Rate from the date of Administrative Agent's expenditure until paid). However, Administrative Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any Company's covenants, duties, or agreements.

         12.4 NOT IN CONTROL. Nothing in any Loan Documents gives or may be deemed to give to Administrative Agent or any Lender the Right to exercise control over any Company's Real Property (including, without limitation, the Leases, Production Payments and the Mineral Interests), other assets, affairs, or management or to preclude or interfere with any Company's compliance with any Law or require any act or omission by any Company that may be harmful to Persons or property. Any "Material Adverse Event" or other materiality or substantiality qualifier of any representation, warranty, covenant, agreement, or other provision of any Loan Document is included for credit documentation purposes only and does not imply or be deemed to mean that Administrative Agent, Collateral Agent, or any Lender acquiesces in any non-compliance by any Company with any Law, document, or otherwise or does not expect the Companies to promptly, diligently, and continuously carry out all appropriate removal, remediation, compliance, closure, or other activities required or appropriate in accordance with all Environmental Laws. Administrative Agent's, Collateral Agent's and Lenders' power is limited to the Rights provided in the Loan Documents. All of those Rights exist solely -- and may be exercised in the manner calculated by Administrative Agent, Collateral Agent or Lenders in their respective good faith business judgment -- to preserve and protect the Collateral and to assure payment and performance of the Obligation.

         12.5 COURSE OF DEALING. The acceptance by Administrative Agent or Lenders of any partial payment on the Obligation is not a waiver of any Default then existing. No waiver by Administrative Agent, Determining Lenders, or Lenders of any Default is a waiver of any other then-existing or subsequent Default. No delay or omission by Administrative Agent, Collateral Agent, Determining Lenders, or Lenders in exercising any Right under the Loan Documents impairs that Right or is a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any Right preclude other or further exercise thereof or the exercise of any other Right under the Loan Documents or otherwise.

         12.6 CUMULATIVE RIGHTS. All Rights available to Administrative Agent, Collateral Agent, Determining Lenders, and Lenders under the Loan Documents are cumulative of and in addition to all other Rights granted to Administrative Agent, Collateral Agent, Determining Lenders, and Lenders at law or in equity, whether or not the Obligation are due and payable and whether or not Administrative Agent, Collateral Agent, Determining Lenders, or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

         12.7 APPLICATION OF PROCEEDS. Any and all proceeds ever received by Administrative Agent, Collateral Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation according to SECTION 3.

         12.8 CERTAIN PROCEEDINGS. Borrower shall promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Agent or Determining Lenders reasonably request in connection with the obtaining of any consent, approval, registration (other than securities Law registrations), qualification, permit, license, or authorization of any Tribunal or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents. Because Borrower agrees that Administrative Agent's and Determining Lenders' remedies at Law for failure of Borrower to comply with the provisions of this section would be inadequate and that failure would not be adequately compensable in damages, Borrower agrees that the covenants of this section may be specifically enforced.

         12.9 EXPENDITURES BY LENDERS. Any sums spent by any Agent or any Lender in the exercise of any Right under any Loan Document is payable by the Companies to Administrative Agent within five Business Days after demand, becomes part of the Obligation, and bears interest at the Default Rate from the date spent until the date repaid.

         12.10 DIMINUTION IN VALUE OF COLLATERAL. Neither Administrative Agent nor any Lender has any liability or responsibility whatsoever for any diminution in or loss of value of any collateral now or in the future securing payment or performance of any of the Obligation (other than diminution in or loss of value caused by its own gross negligence or willful misconduct).

SECTION 13. ADMINISTRATIVE AGENT, COLLATERAL AGENT AND LENDERS.

         13.1 AGENTS.

                  (a) APPOINTMENT. Each Lender appoints each Agent (and each Agent accepts appointment) as its nominee and each agent, in its name and on its behalf: (i) To act as its nominee and on its behalf in and under all Loan Documents; (ii) with respect to Administrative Agent, to arrange the means whereby its funds are to be made available to Borrower under the Loan Documents; (iii) to take any action that it properly requests under the Loan Documents (subject to the concurrence of other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to it under the Loan Documents; (v) with respect to Collateral Agent, to be the secured party, mortgagee, beneficiary, recipient, and similar party in respect of any collateral for the benefit of Lenders; (vi) to promptly distribute to it all material information, requests, documents, and items received from Borrower under the Loan Documents; (vii) to promptly distribute to it its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; and (viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from it. However, no Agent may be required to take any action that exposes it to personal liability or that is contrary to any Loan Document or applicable Law.

                  (b) SUCCESSOR. Any Agent may voluntarily resign and shall resign upon the request of Determining Lenders for cause (i.e., such Agent is continuing to fail to perform its responsibilities under the Loan Documents). If any initial or any successor Agent ever ceases to be a party to this agreement or if any initial or any successor Agent ever resigns (whether voluntarily or at the request of Determining Lenders), then Determining Lenders shall (which, if no Default or Potential Default exists, is subject to Borrower's approval that may not be unreasonably withheld) appoint the successor Agent from among Lenders (other than the resigning Agent). If Determining Lenders fail to appoint a successor Agent within 30 days after the resigning Agent has given notice of resignation or Determining Lenders have removed the resigning Agent, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which must be a commercial bank having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition). Upon its acceptance of appointment as successor Agent, the successor Agent succeeds to and becomes vested with all of the Rights of the prior Agent, and the prior Agent is discharged from its duties and obligations of Agent under the Loan Documents and each Lender shall execute the documents that any Lender, the resigning or removed Agent, or the successor Agent reasonably request to reflect the change. After any Agent's resignation or removal under the Loan Documents, the provisions of this section inure to its benefit as to any actions taken or not taken by it while it was an Agent under the Loan Documents.

                  (c) RIGHTS AS LENDER. Each Agent, in its capacity as a Lender, has the same Rights under the Loan Documents as any other Lender and may exercise those Rights as if it were not acting as an Agent. The term "Lender", unless the context otherwise indicates, includes the Agents. Any Agent's resignation or removal does not impair or otherwise affect any Rights that it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that no Agent is a fiduciary for Lenders or for Borrower but is simply acting in the capacity described in this agreement to alleviate administrative burdens for Borrower and Lenders, that no Agent has any duties or responsibilities to Lenders or Borrower except those expressly set forth in the Loan Documents, and that each Agent in its capacity as a Lender has the same Rights as any other Lender.

                  (d) OTHER ACTIVITIES. Each Agent or any Lender may now or in the future be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Documents. Without limiting the Rights of Lenders specifically set forth in the Loan Documents, neither any Agent nor any Lender is responsible to account to the other Lenders for those other activities, and no Lender shall have any interest in any other Lender's activities, any present or future guaranties by or for the account of Borrower that are not contemplated by or included in the Loan Documents, any present or future offset exercised by any Agent or any Lender in respect of those other activities, any present or future property taken as security for any of those other activities, or any property now or hereafter in any Agent's or any other Lender's possession or control that may be or become security for the obligations of Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that property or the proceeds thereof is applied by any Agent or any Lender to reduce the Obligation, then each Lender is entitled to share ratably in the application as provided in the Loan Documents).

         13.2 EXPENSES. Each Lender shall pay its Pro Rata Part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by any Agent (while acting in such capacity) in connection with any of the Loan Documents if such Agent is not reimbursed from other sources within 30 days after incurrence. Each Lender is entitled to receive its Pro Rata Part of any reimbursement that it makes to any Agent if such Agent is subsequently reimbursed from other sources.

         13.3 PROPORTIONATE ABSORPTION OF LOSSES. Except as otherwise provided in the Loan Documents, nothing in the Loan Documents gives any Lender any advantage over any other Lender insofar as the Obligation is concerned or relieves any Lender from ratably absorbing any losses sustained with respect to the Obligation (except to the extent unilateral actions or inactions by any Lender result in Borrower or any other obligor on the Obligation having any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of that Lender's Pro Rata Part of the Obligation).

         13.4 DELEGATION OF DUTIES; RELIANCE. Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through the Agents, and Lenders and the Agents may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective Representatives. Each Agent, Lenders, and their respective Representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by such Agent or that Lender (but nothing in this CLAUSE (a) permits such Agent to rely on (i) oral statements if a writing is required by this agreement or (ii) any other writing if a specific writing is required by this agreement), (b) are entitled to deem and treat each Lender as the owner and holder of its portion of the Obligation for all purposes until, written notice of the assignment or transfer is given to and received by such Agent (and any request, authorization, consent, or approval of any Lender is conclusive and binding on each subsequent holder, assignee, or transferee of or Participant in that Lender's portion of the Obligation until that notice is given and received), (c) are not deemed to have notice of the occurrence of a Default unless a responsible officer of such Agent, who handles matters associated with the Loan Documents and transactions thereunder, has actual knowledge or such Agent has been notified by a Lender or Borrower, and
(d) are entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by such Agent and are not liable for any action taken or not taken in good faith by it in accordance with the advice of counsel, accountants, or experts.



         13.5 LIMITATION OF AGENTS' LIABILITY.

                  (a) EXCULPATION. Neither Agent nor any of their respective Representatives will be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment (except for fraud, gross negligence, or willful misconduct), and neither Agent nor any of their respective representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (but nothing in this agreement negates the obligation of any Agent to account for funds received by it for the account of any Lender).

                  (b) INDEMNITY. Unless indemnified to its satisfaction against loss, cost, liability, and expense, no Agent may be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If any Agent requests instructions from Lenders, or Determining Lenders, as the case may be, with respect to any act or action in connection with any Loan Document, such Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may any Agent or any of its Representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender has any right of action against any Agent as a result of such Agent's acting or refraining from acting under this agreement in accordance with instructions of Determining Lenders.

                  (c) RELIANCE. No Agent is responsible to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon any Agent in respect of, (i) the creditworthiness of any Company and the risks involved to that Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document (except by each Agent), (iii) any representation, warranty, document, certificate, report, or statement made therein (except by each Agent) or furnished thereunder or in connection therewith, (iv) the adequacy of any collateral now or hereafter securing the Obligation or the existence, priority, or perfection of any Lien now or hereafter granted or purported to be granted on the collateral under any Loan Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of any Company. EACH LENDER AGREES TO INDEMNIFY EACH AGENT AND ITS REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER'S COMMITMENT PERCENTAGE
         OF) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES, AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THE LOAN DOCUMENTS IF SUCH AGENT AND ITS REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY ANY COMPANY. ALTHOUGH EACH AGENT AND ITS REPRESENTATIVES HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN ORDINARY NEGLIGENCE, SUCH AGENT AND ITS REPRESENTATIVES DO NOT HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.

         13.6 DEFAULT. While a Default exists, Lenders agree to promptly confer in order that Determining Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders. Each Agent is entitled to act or refrain from taking any action (without incurring any liability to any Person for so acting or refraining) unless and until it has received instructions from Determining Lenders. In actions with respect to any Company's property, the Agents are acting for the ratable benefit of each Lender.

         13.7 COLLATERAL MATTERS.

                  (a) Each Lender authorizes and directs Collateral Agent to enter into the Loan Documents for the Lender Liens and agrees that any action taken by Collateral Agent concerning any Collateral (with the consent or at the request of Determining Lenders) in accordance with any Loan Document, that Collateral Agent's exercise (with the consent or at the request of Determining Lenders) of powers concerning the Collateral in any Loan Document, and that all other reasonably incidental powers are authorized and binding upon all Lenders.

                  (b) Collateral Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time before a Default or Potential Default, to take any action with respect to any Collateral or Loan Documents related to Collateral that may be necessary to perfect and maintain perfected the Lender Liens upon the Collateral.

                  (c) Except to use the same standard of care that it ordinarily uses for collateral for its sole benefit, Collateral Agent has no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Company or is cared for, protected, or insured or has been encumbered or that the Lender Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority.

                  (d) Collateral Agent shall exercise the same care and prudent judgment with respect to the Collateral and the Loan Documents as it normally and customarily exercises in respect of similar collateral and security documents.

                  (e) Lenders irrevocably authorize Collateral Agent, at its option and in its discretion, to release any Lender Lien upon any Collateral (i) upon full payment of the Obligation, (ii) constituting property being disposed of as permitted under any Loan Document, (iii) constituting property in which no Company owned any interest at the time the Lender Lien was granted or at any time after that, (iv) constituting property leased to any Company under a lease that has expired or been terminated in a transaction permitted under the Loan Documents or is about to expire and that has not been, and is not intended by that Company to be, renewed, (v) consisting of an instrument evidencing Debt pledged to Collateral Agent (for the benefit of Lenders), if the underlying Debt has been paid in full, or (vi) if approved, authorized, or ratified in writing by Lenders. Upon request by Collateral Agent at any time, Lenders shall confirm in writing Collateral Agent's authority to release particular types or items of Collateral under this CLAUSE (e).

         13.8 LIMITATION OF LIABILITY. No Lender or any Participant will incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and neither any Agent nor any Lender or Participant will incur any liability to any other Person for any act or omission of any other Lender or any Participant.

         13.9 RELATIONSHIP OF LENDERS. The Loan Documents do not create a partnership or joint venture among the Agents and Lenders or among Lenders.

         13.10 BENEFITS OF AGREEMENT. None of the provisions of this section inure to the benefit of any Company or any other Person except the Agents and Lenders. Therefore, no Company or any other Person is responsible or liable for, entitled to rely upon, or entitled to raise as a defense -- in any manner whatsoever -- the failure of any Agent or any Lender to comply with these provisions.

SECTION 14. MISCELLANEOUS.

         14.1 NONBUSINESS DAYS. Any payment or action that is due under any Loan Document on a non-Business Day may be delayed until the next-succeeding Business Day (but interest shall continue to accrue on any applicable payment until payment is in fact made) unless the payment concerns a LIBOR-Rate Borrowing, in which case if the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

         14.2 COMMUNICATIONS. Unless otherwise specifically provided, whenever any Loan Document requires or permits any consent, approval, notice, request, or demand from one party to another, communication must be in writing (which may be by telex or fax) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the appropriate telex number and the appropriate answer back is received, (b) if by fax, when transmitted to the appropriate fax number (and all communications sent by fax must be confirmed promptly thereafter by telephone; but any requirement in this parenthetical shall not affect the date when the fax shall be deemed to have been delivered), (c) if by mail, on the third Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered. Until changed by notice pursuant to this agreement, the address (and fax number) for Borrower and Administrative Agent is stated beside their respective signatures to this agreement and for each Lender is stated beside its name on SCHEDULE 2.

         14.3 FORM AND NUMBER OF DOCUMENTS. The form, substance, and number of counterparts of each writing to be furnished under this agreement must be satisfactory to Administrative Agent and its counsel.

         14.4 EXCEPTIONS TO COVENANTS. No Company may take or fail to take any action that is permitted as an exception to any of the covenants contained in any Loan Document if that action or omission would result in the breach of any other covenant contained in any Loan Document.

         14.5 SURVIVAL. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents survive all closings under the Loan Documents and, except as otherwise indicated, are not affected by any investigation made by any party.

         14.6 GOVERNING LAW. Unless otherwise stated in any Loan Document, the laws of the State of New York and of the United States of America govern the Rights and duties of the parties to the Loan Documents and the validity, construction, enforcement, and interpretation of the Loan Documents.

         14.7 INVALID PROVISIONS. Any provision in any Loan Document held to be illegal, invalid, or unenforceable is fully severable; the appropriate Loan Document shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. Administrative Agent, Lenders, and each Company party to the affected Loan Document agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

         14.8 AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS.

                  (a) DETERMINING LENDERS. Unless otherwise specifically provided (i) the provisions of this agreement may be amended, modified, or waived, only by an instrument in writing executed by Borrower, Administrative Agent, and Determining Lenders and supplemented only by documents delivered or to be delivered in accordance with the express terms of this agreement, and (ii) the other Loan Documents may only be the subject of an amendment, modification, or waiver that has been approved by Determining Lenders and Borrower.

                  (b) ALL LENDERS. Any amendment to or consent or waiver under this agreement or any Loan Document that purports to accomplish any of the following must be by an instrument in writing executed by Borrower and Administrative Agent and executed (or approved, as the case may be) by each Lender: (i) Extends the due date or decreases the amount of any scheduled payment or amortization of the Obligation beyond the date specified in the Loan Documents; (ii) decreases any rate or amount of interest, fees, or other sums payable to Administrative Agent or Lenders under this agreement (except such reductions as are contemplated by this agreement); (iii) changes the definition of "COMMITMENT," "COMMITMENT PERCENTAGE," "DETERMINING LENDERS," and "PRO RATA PART" or the definition of "BORROWING BASE" (iv) increases any one or more Lender's Commitment; (v) waives compliance with, amends, or fully or partially releases -- except as expressly provided by the Loan Documents or when a Company merges into another Person or dissolves when specifically permitted in the Loan Documents -- any Guaranty or Collateral; (vi) change the requirement that any redetermination of the Borrowing Base be approved and consented to by all of the Lenders; or
         (vii) changes this CLAUSE (b) or any other matter specifically requiring the consent of all Lenders under this agreement.

                  (c) AGENCY FEES. Any amendment or consent or waiver with respect to fees payable solely to Administrative Agent or the Collateral Agent under a separate letter agreement must be executed in writing only by Administrative Agent or Collateral Agent, as applicable and Borrower.

                  (d) CONFLICTS. Any conflict or ambiguity between the terms and provisions of this agreement and terms and provisions in any other Loan Document is controlled by the terms and provisions of this agreement.

                  (e) WAIVERS. No course of dealing or any failure or delay by Administrative Agent, Collateral Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent, Collateral Agent or any Lender under this agreement operates as a waiver thereof. A waiver must be in writing and signed by Administrative Agent and Lenders (or Determining Lenders, if permitted under this agreement) to be effective, and a waiver will be effective only in the specific instance and for the specific purpose for which it is given.

         14.9 MULTIPLE COUNTERPARTS. Any Loan Document may be executed in a number of identical counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument.

         14.10 PARTIES.

                  (a) PARTIES BOUND. Each Loan Document binds and inures to the parties to it, any intended beneficiary of it, and each of their respective successors and permitted assigns. No Company may assign or transfer any Rights or obligations under any Loan Document without first obtaining all Lenders' consent, and any purported assignment or transfer without Lenders' consent is void. No Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation except as permitted by CLAUSES (b) or (c) below.

                  (b) PARTICIPATIONS. Any Lender may (subject to the provisions of this section, in accordance with applicable Law, in the ordinary course of its business, and at any time) sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligation. The selling Lender remains a "Lender" under the Loan Documents, the Participant does not become a "Lender" under the Loan Documents, and the selling Lender's obligations under the Loan Documents remain unchanged. The selling Lender remains solely responsible for the performance of its obligations and remains the holder of its share of the Principal Debt for all purposes under the Loan Documents. Borrower and Administrative Agent shall continue to deal solely and directly with the selling Lender in connection with that Lender's Rights and obligations under the Loan Documents, and each Lender must retain the sole right and responsibility to enforce due obligations of the Companies. Participants have no Rights under the Loan Documents except as provided below. Subject to the following, each Lender may obtain (on behalf of its Participants) the benefits of
         SECTION 3 with respect to all participations in its part of the Obligation outstanding from time to time so long as Borrower is not obligated to pay any amount in excess of the amount that would be due to that Lender under SECTION 3 calculated as though no participations have been made. No Lender may sell any participating interest under which the Participant has any Rights to approve any amendment, modification, or waiver of any Loan Document except as to matters in
         SECTION 14.8(b)(i) and (ii).

                  (c) ASSIGNMENTS. Each Lender may make assignments to the Federal Reserve Bank. Each Lender may also assign to one or more assignees (each an "ASSIGNEE") all or any part of its Rights and obligations under the Loan Documents so long as (i) the assignor Lender and Assignee execute and deliver to Administrative Agent and Borrower for their consent and acceptance (that may not be unreasonably withheld in any instance, is not required if the Assignee is an Affiliate of the assigning Lender, and with respect to the Borrower, is not required if a Default exists) an assignment and assumption agreement in substantially the form of EXHIBIT F (an "ASSIGNMENT") and pay to Administrative Agent a processing fee of $3,500, (ii) the assignment is for an identical percentage of the assignor Lender's Rights and obligations under the Revolving Facility and the Acquisition Facility,
         (iii) the assignment must be for a minimum total Commitment of $5,000,000 and the assigning Lender must retain a minimum total Commitment of $5,000,000, and (iv) the conditions for that assignment set forth in the applicable Assignment are satisfied. The Effective Date in each Assignment must (unless a shorter period is agreeable to Borrower and Administrative Agent) be at least five Business Days after it is executed and delivered by the assignor Lender and the Assignee to Administrative Agent and, if applicable, Borrower for acceptance. Once that Assignment is accepted by Administrative Agent and, if applicable, Borrower, and subject to all of the following occurring, then, on and after the Effective Date stated in it (i) the Assignee automatically becomes a party to this agreement and, to the extent provided in that Assignment, has the Rights and obligations of a Lender under the Loan Documents, (ii) the assignor Lender, to the extent provided in that Assignment, is released from its obligations to fund Borrowings under this agreement and its reimbursement obligations under this agreement and, in the case of an Assignment covering all of the remaining portion of the assignor Lender's Rights and obligations under the Loan Documents, that Lender ceases to be a party to the Loan Documents,
         (iii) Borrower shall execute and deliver to the assignor Lender and the Assignee the appropriate Notes in accordance with this agreement following the transfer, (iv) upon delivery of the Notes under CLAUSE
         (iii) preceding, the assignor Lender shall return to Borrower all Notes previously delivered to that Lender under this agreement, and (v)
         SCHEDULE 2 is automatically deemed to be amended to reflect the name, address, telecopy number, and Commitment of the Assignee and the remaining Commitment (if any) of the assignor Lender, and Administrative Agent shall prepare and circulate to Borrower and Lenders an amended SCHEDULE 2 reflecting those changes.

         14.11 VENUE, SERVICE OF PROCESS, AND JURY TRIAL. BORROWER AND (PURSUANT TO ITS GUARANTY) EACH RESTRICTED COMPANY, IN EACH CASE FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, IRREVOCABLY (a) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS IN NEW YORK, (b) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOT OR IN THE FUTURE HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH ANY LOAN DOCUMENT AND THE OBLIGATION BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, OR IN THE UNITED STATES COURTS LOCATED IN THE BOROUGH OF MANHATTAN, (c) WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE FOREGOING COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (d) CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THOSE COURTS IN ANY LITIGATION BY THE MAILING OF COPIES OF THAT PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, BY HAND DELIVERY, OR BY DELIVERY BY A NATIONALLY-RECOGNIZED COURIER SERVICE, AND SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY OF THE LEGAL PROCESS AT ITS ADDRESS FOR PURPOSES OF THIS AGREEMENT, (e) AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY LOAN DOCUMENT ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE OBLIGATION MAY BE BROUGHT IN ONE OF THE FOREGOING COURTS, AND (f) WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUR OF ANY LOAN DOCUMENT. The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. BORROWER AND (PURSUANT TO ITS GUARANTY) EACH OTHER RESTRICTED COMPANY ACKNOWLEDGES THAT THESE WAIVERS ARE A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT'S AND EACH LENDER'S AGREEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT ADMINISTRATIVE AGENT AND EACH LENDER HAS ALREADY RELIED ON THESE WAIVERS IN ENTERING INTO THIS AGREEMENT, AND THAT ADMINISTRATIVE AGENT AND EACH LENDER WILL CONTINUE TO RELY ON EACH OF THESE WAIVERS IN RELATED FUTURE DEALINGS. BORROWER AND (PURSUANT TO ITS GUARANTY) EACH OTHER RESTRICTED COMPANY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THESE WAIVERS WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY AGREES TO EACH WAIVER FOLLOWING CONSULTATION WITH LEGAL COUNSEL. The waivers in this section are irrevocable, meaning that they may not be modified either orally or in writing, and these waivers apply to any future renewals, extensions, amendments, modifications, or replacements in respect of the applicable Loan Document. In connection with any Litigation, this agreement may be filed as a written consent to a trial by the court.

         14.12 ENTIRETY. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER, LENDERS, AND THE AGENTS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         14.13 RENEWAL OBLIGATIONS; RATIFICATION. Each Company hereby acknowledges and agrees that, prior to the execution and delivery of this agreement, the Existing Indebtedness was secured pursuant to, among other things, the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement), including, without limitation, the "Security Instruments" as defined in the Prior Credit Agreement (all of such documents, instruments and agreements providing collateral security for the Existing

Indebtedness being collectively referred to herein as the "Existing Security Documents"). Each Company hereby (i) ratifies, reaffirms, renews and extends its prior grants of liens on and security interests in and to the Collateral described in and pursuant to the Existing Security Documents, which Existing Security Documents represent the legal, valid and binding obligations of the respective Companies thereto, enforceable against such Companies in accordance with their respective terms, (ii) acknowledges and agrees that the liens on and security interests in and to the Collateral pursuant to the Existing Security Documents secure the repayment of the Obligation (as defined in this agreement), and (iii) acknowledges and agrees that the Collateral Documents (as defined in this agreement) are also intended to evidence the granting of new and separate liens on and security interests in and to the Collateral described therein for additional contemporaneous value given by the Agents and the Lenders to the Companies.


                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                             SIGNATURE PAGES FOLLOW.

         EXECUTED as of the date first stated above.

ADDRESS FOR NOTICES:
-------------------


500 Throckmorton Street, Suite 1900            RANGE ENERGY FINANCE CORPORATION,
Fort Worth, Texas 76102                        as Borrower
Attention:    Mr. Rodney L. Waller
Fax:          (817) 870-0075

                                               By:
With a copy to:
                                               Name: Catherine L. Sliva
16801 Greenspoint Park Drive, Suite 200              Senior Vice President
Houston, Texas 77080
Attention: Ms. Catherine L. Sliva
               Senior Vice President
Fax:           (281) 618-1977

1000 Louisiana Street, Suite 5360           CREDIT LYONNAIS NEW YORK BRANCH,
Houston, Texas 77002                        As Administrative Agent and a Lender
Attention: Christine Smith-Byerly
           Vice President
Fax:       (713) 751-0307
                                            By:
                                            Name:
                                            Title:

                                          COMPASS BANK, as Collateral Agent and
                                          a Lender


                                          By:
                                              ----------------------------------
                                              Dorothy Marchand
                                              Senior Vice President

                                           BANKERS TRUST COMPANY, as a Lender


                                           By:
                                               ---------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                   SCHEDULE 2
                                   ----------

                             LENDERS AND COMMITMENTS
                             -----------------------


================================== ======================================== =================== ===================
                                                 ADDRESS FOR                                        COMMITMENT
LENDER                                             NOTICES                      COMMITMENT          PERCENTAGE
================================== ======================================== =================== ===================
Credit Lyonnais New York Branch    1000 Louisiana Street, Suite 5360        $  46,429,000                  46.429%
                                   Houston, TX 77002
================================== ======================================== =================== ===================
Compass Bank                       24 Greenway Plaza                        $  35,714,000                  35.714%
                                   Houston, TX 77046
                                   Attn: Energy Banking
================================== ======================================== =================== ===================
Bankers Trust Company              130 Liberty Street, MS 2344              $  17,857,000                  17.857%
                                   New York, NY 10006
                                   Attn: Marcus Tarkington
================================== ======================================== =================== ===================


================================== ======================================== =================== ===================
TOTAL COMMITMENTS                                                           $100,000,000                  100.000%
================================== ======================================== =================== ===================


                                                                      Schedule 2
                                                                      ----------

                                   SCHEDULE 6
                                   ----------

                                CLOSING DOCUMENTS
                                -----------------

        Unless otherwise specified, all dated either the Closing Date or a date no earlier than 30 days before the Closing Date (a "CURRENT DATE").

                               A. BY CLOSING DATE
                                  ---------------

H&B(1) 1.  (a) Resignation of Agent, Appointment of Agents and Master Assignment
           Agreement (the "Compass Assignment") executed by Compass Bank (in its capacity as Prior Agent as a Prior Lender), Den norske Bank ASA (as a Prior Lender), Agents, Lenders and the Borrower.

           (b)All Original Notes (as defined therein) endorsed to Administrative Agent for the benefit of the Lenders.

       2. Credit Agreement (the "CREDIT AGREEMENT") dated as of the Closing Date, between RANGE ENERGY FINANCE CORPORATION, a Delaware corporation ("BORROWER"), certain Lenders, COMPASS BANK, as Collateral Agent and CREDIT LYONNAIS NEW YORK BRANCH, as Administrative Agent -- the defined terms in which have the same meanings when used in this schedule -- to which must be attached:

               Schedule 2       -     Lenders and Commitments
               Schedule 6       -     Closing Documents
               Schedule 7.3     -     Companies and Names
               Schedule 7.9     -     Litigation
               Schedule 7.11    -     Environmental Matters
               Schedule 7.15    -     Affiliate Transactions
               Schedule 9.2     -     Permitted Debt
               Schedule 9.4     -     Permitted Liens
               Schedule 9.8     -     Permitted Loans, Advances, and Investments
               Exhibit A        -     Revolving Note
               Exhibit B        -     [RESERVED]
               Exhibit C        -     [RESERVED]
               Exhibit D-1      -     Borrowing Request
               Exhibit D-2      -     Conversion Notice
               Exhibit D-3      -     [RESERVED]
               Exhibit D-4      -     Compliance Certificate
               Exhibit E-1      -     Opinion of Counsel to Companies
               Exhibit F        -     Assignment and Assumption Agreement

H&B    3.         Notes dated the Closing Date, executed by Borrower,
                  substantially in the form of EXHIBIT A to the Credit
                  Agreement, one payable to each Lender in the stated principal amount beside its name below:

                  CREDIT LYONNAIS NEW YORK BRANCH        $ 46,429,000
                  COMPASS BANK                           $ 35,714,000
                  BANKERS TRUST COMPANY                  $ 17,857,000


                                                                      Schedule 6
                                                                      ----------


--------

1 [ ] indicates items not complete at the time this version of this schedule was prepared, along with the initials of the party or counsel responsible for them.

H&B   [4.]    (a)    Security Agreement executed by Borrower, as debtor and
                     Collateral Agent, as secured party.

              (b) UCC-1 Financing Statement covering the Collateral described in such Security Agreement, executed by Borrower as debtor in favor of Collateral Agent, as secured party to be filed in the office of the Secretary of State of the States of Texas and Delaware.

B'er   5.     COPIES OF all documents, if any, described on SCHEDULE 7.9 to the
              Credit Agreement.

B'er  [6.]    COPIES OF all environmental indemnity agreements, risk management and insurance policies.

B'er   7.     COPIES OF all documents, if any, described on SCHEDULE 7.15 to the
              Credit Agreement.

B'er  [8.]    COPIES OF title information, in form and substance satisfactory to
              Administrative Agent.

B'er  [9.]    BORROWING REQUEST for any initial Borrowing in excess of the
              Existing Indebtedness.

B'er   10.    RESERVE REPORT dated effective as of July 1, 1999.

B'er  [11.]   COMPLIANCE CERTIFICATE dated as of the Closing Date.

B'er  [12.]   EVIDENCE acceptable to Agent of the payment of all fees under
              SECTION 4 of the Credit Administrative Agreement due on the Closing Date.

V&E   [13.]   CORPORATE CHARTER for Borrower certified as of a Current Date, by the Delaware Secretary of State.

V&E   [14.]   SECRETARY'S' CERTIFICATE for Borrower dated as of the Closing
              Date, executed by its President or Vice President and Secretary or any Assistant Secretary as to resolutions of its directors authorizing the Credit Agreement and the transactions contemplated in it, the incumbency of its officers, its Bylaws, and its corporate charter.

V&E   [15.]   CERTIFICATES OF EXISTENCE, AUTHORITY, AND GOOD STANDING OR SIMILAR
              STATUS for the following entities and jurisdictions as of the following dates:




                                                                      Schedule 6
                                                                      ----------

================================================= ===================== ==========================
                    COMPANY                           JURISDICTION            DATE/COMMENTS
------------------------------------------------- --------------------- --------------------------
Range Energy Finance Corporation                  Arkansas
------------------------------------------------- --------------------- --------------------------
                                                  Delaware
                                                  --------------------- --------------------------
                                                  Louisiana
                                                  --------------------- --------------------------
                                                  Oklahoma
                                                  --------------------- --------------------------
                                                  Texas
================================================= ===================== ==========================

V&E   [16.]   UCC search results, in form and substance satisfactory to
              Administrative Agent, for the Borrower, as debtor, from the Secretary of State (or other central filing office) of the following states: Delaware, Texas, Oklahoma, Kansas, Wyoming,
              Colorado, Illinois, Arkansas, Louisiana, New York, New Mexico,
              Indiana and Mississippi.

V&E   [17.]   OPINION dated as of the Closing Date, from Vinson & Elkins L.L.P.
              counsel to the Companies, addressed to Administrative Agent and Lenders, and substantially covering all of the matters described on EXHIBIT E-1 to the Credit Agreement.

H&B    18.    Fee Letter Agreement described in SECTION 4.2 of the Credit
              Agreement, executed by Borrower and Administrative Agent.

      [19.]   Such other documents and items as Agent may reasonably request.


                              B. POST CLOSING DATE
                                 -----------------

[I.] By January 31, 2000, an Assignment and Modification of Deed of Trust, Mortgage, Security Agreement, Financing Statement and Assignment of Production (the " Mortgage Modification") dated as of the Closing Date, executed by the Borrower, in Collateral Agent's favor, creating, ratifying and reaffirming the Lender Liens in, the Mortgaged Properties described in the Compass Assignment that are included as Collateral, and in form and substance satisfactory to Administrative Agent.

[II.] By January 31, 2000, such UCC-3 Financing Statements covering the personal property Collateral executed by Borrower as debtors, in form and substance satisfactory to, and as may be reasonably requested by Administrative Agent.

[III] Letter(s) in Lieu of Transfer Order to current payors of production proceeds executed by Borrower in favor of Collateral Agent.


                                                                      Schedule 6
                                                                      ----------

                                  SCHEDULE 7.3
                                  ------------

                               COMPANIES AND NAMES
                               -------------------

===================== ============ ============== ================= ==================== ============= ============= ===============

      COMPANY          RESTRICTED   INCORPORATED   QUALIFIED TO DO     OTHER NAMES        NAME CHANGE   OUTSTANDING   SHAREHOLDER(S)
                        (YES/NO)                       BUSINESS       USED IN PAST 5       IN LAST 4      CAPITAL
                                                                         YEARS              MONTHS         STOCK
--------------------- ------------ -------------- ----------------- -------------------- ------------- ------------- ---------------
Range Energy Finance     Yes       Delaware                         Domin Energy             None      200 shares    Range Energy
Corporation                                                         Finance Corporation                (common, par  Ventures
                                                                                                       value of      Corporation, a
                                                                                                       $5.00/share)  Delaware
                                                                                                                     Corporation
===================== ============ ============== ================= ==================== ============= ============= ===============



                                                                    Schedule 7.3
                                                                    ------------

                                  SCHEDULE 7.9
                                  ------------

                                   LITIGATION
                                   ----------



                                      NONE




                                                                    Schedule 7.9
                                                                    ------------

                                  SCHEDULE 7.11
                                  -------------

                              ENVIRONMENTAL MATTERS
                              ---------------------


                                      NONE








                                                                   Schedule 7.11
                                                                   -------------

                                  SCHEDULE 7.15
                                  -------------

                             AFFILIATE TRANSACTIONS
                             ----------------------



                                      NONE







                                                                   Schedule 7.15
                                                                   -------------

                                  SCHEDULE 9.2
                                  ------------

                                 PERMITTED DEBT
                                 --------------


1. The following existing Debt of the Restricted Companies, other than the Existing Indebtedness, together with all renewals and extensions but not principal increases of the following:

                                      NONE

2.         The Obligation.

3. Swap Agreements so long as (a) the total for all the Restricted Companies thereunder never exceeds, (i) with respect to any interest rate swaps, an aggregate notional amount of twenty-five percent (25%) of the Borrowing Base, and (ii) with respect to any oil and/or gas commodity swaps, seventy-five percent (75 %) of the aggregate monthly production of oil and gas from the proved, producing reserves attributable to the Mineral Interests, (b) the net effective price to be received by the Restricted Companies for the notional volumes of hydrocarbons for any month under any such Swap Agreement shall equal or exceed the highest price for such month used by the Lenders in determining the Borrowing Base in effect at the time such Swap Agreement is entered into, (c) such Swap Agreement requires monthly cash settlements and is for a term which does not exceed one (1) year, and (d) such Swap Agreement is entered into with investment grade counterparties or other counterparties approved in writing by Administrative Agent.

4. Trade payables, accrued taxes and other liabilities that are not delinquent and that do not constitute Funded Debt.

5. Endorsements of negotiable instruments in the ordinary course of business, or the guarantee by any Restricted Company of any other Restricted Company's Permitted Debt.

6. Subordinated Debt; provided, however, that the total amount of such Subordinated Debt, including the principal amount thereof and all accrued and unpaid interest thereon shall never exceed, in the aggregate, $25,000,000.


                                                                    Schedule 9.2
                                                                    ------------

                                  SCHEDULE 9.4
                                  ------------

                                 PERMITTED LIENS
                                 ---------------


1. The following existing Liens on assets of the Restricted Companies, together with all renewals and extensions but not principal increases of the following:

                                      NONE

2.         Lender Liens.

3. Any interest or title of a lessor in assets being leased under an operating lease that does not constitute Debt.

4. Pledges or deposits -- that may not cover any Collateral except cash proceeds of Collateral arising in the ordinary course of business -- made to secure payment of workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions, or other social security programs.

5. Good-faith pledges or deposits -- that may not cover any Collateral except cash proceeds of Collateral arising in the ordinary course of business -- (a) for 10% or less (or more if for the purchase of equipment) of the amounts due under -- and made to secure -- any Restricted Company's performance of bids, tenders, contracts (except for the repayment of borrowed money), or leases, or (b) made to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds benefitting any Restricted Company in the ordinary course of its business.

6. Zoning, easements, rights of way and similar restrictions on the use of real property that do not materially impair the use of the real property and that are not violated by existing or proposed structures or land use.

7. If no Lien has been filed in any jurisdiction or agreed to (a) claims and Liens for Taxes not yet due and payable, (b) mechanic's Liens and materialmen's Liens for services or materials for which payment is not yet due and payable, and (c) landlord's Liens for rental not yet due and payable.

8. The following -- if the validity or amount is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provision (if any) required by GAAP has been made, levy and execution continue to be stayed, they do not individually or collectively detract materially from the value of the property of the Person in question or materially impair the use of that property in the operation of its business, and (other than ad valorem Tax Liens given statutory priority) they are subordinate to the Lender Liens to the extent that they cover any Collateral: (a) claims and Liens for Taxes due and payable; (b) claims and Liens upon, and minor defects of title to, real or personal property, including any attachment of personal or real property or other legal process before adjudication of a dispute on the merits, which are

                                                                    Schedule 9.4
                                                                    ------------
           customarily accepted in the oil and gas financing industry; (c) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens; and (d) adverse judgments or orders on appeal for the payment of money.

9. Liens of operators and non-operators under joint operating agreements arising in the ordinary course of the business of the Restricted Companies to secure amounts owing, which amounts are not yet due or are being contested in good faith.

10. Liens under production sales agreements, division orders, operating agreements and other agreements customary in the oil and gas business for processing, producing and selling hydrocarbons.

11. Liens of record under terms and provisions of the leases, unit agreements, assignments and other transfer of title documents in the chain of title under which the Restricted Companies acquired the relevant property.



                                                                    Schedule 9.4
                                                                    ------------

                                  SCHEDULE 9.8
                                  ------------

                   PERMITTED LOANS, ADVANCES, AND INVESTMENTS
                   ------------------------------------------



1. The following (i.e., "GOVERNMENT SECURITIES") if due within one year after issuance: (a) Readily marketable direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America; and (b) readily marketable obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

2. Readily marketable direct obligations of any state of United States of America given on the date of such investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Corporation, in each case due within one year from the making of the investment.

3. Certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any (a) Lender or (b) bank incorporated under the Laws of the United States of America or any of its states and given on the date of the investment a short-term certificate of deposit credit rating of at least P-2 by Moody's Investors Service, Inc., or A-2 by Standard & Poor's Corporation, in each case due within one year after the date of the making of the investment.

4. Certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of the investment a short-term certificate of deposit credit rating of a least P-2 by Moody's Investors Service, Inc., or A-2 by Standard & Poor's Corporation, in each case due within one year after the date of the making of the investment.

5. Repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934 having on the date of the investment capital of at least $100,000,000, due within 30 days after the date of the making of the investment, so long as the maker of the investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in the Government Securities as soon as practicable after the making of the investment.

6. Readily marketable commercial paper of corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in ITEMS 3 and 4 above given on the date of the investment a credit rating of at least P-1 by Moody's Investors Service, Inc., or A-1 by Standard & Poor's Corporation, in each case due within 90 days after the date of the making of the investment.



                                                                    Schedule 9.8
                                                                    ------------

7. "Money market preferred stock" issued by a corporation incorporated under the Laws of the United States of America or any of its states given on the date of the investment a credit rating of at least Aa by Moody's Investors Services, Inc., and AA by Standard & Poor's Corporation, in each case having an investment period not exceeding 50 days, so long as (a) the amount of all the investments issued by the same issuer does not exceed $10,000,000 and (b) the aggregate amount of all the investments does not exceed $50,000,000.

8. A readily redeemable "money market mutual fund" sponsored by a bank described in ITEMS 3 or 4 above, or a registered broker or dealer described in ITEM 5 above, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in ITEMS 1 through 7 above and having on the date of those investment total assets of at least $1,000,000,000.

9. Other investments that never exceed a total of $100,000 outstanding at any time.


                                                                    Schedule 9.8
                                                                    ------------

                                    EXHIBIT A
                                    ---------

                                 REVOLVING NOTE
                                 --------------

$                                                                     ,
 -----------------                                     --------------- --------

           FOR VALUE RECEIVED, RANGE ENERGY FINANCE CORPORATION, a Delaware corporation ("MAKER") promises to pay to the order of ______________,__________________ ("Payee"), that portion of the principal amount of $________________ that may from time to time be disbursed and outstanding under this note, together with interest.

           This note is a "NOTE" under the Credit Agreement (as renewed, extended, amended, or restated, the "CREDIT AGREEMENT") dated as of December 14, 1999, between Maker as Borrower, Payee, certain other "Lenders," Compass Bank as "Collateral Agent"for Lenders, and Credit Lyonnais New York Branch, as "Administrative Agent" for Lenders. All of the terms defined in the Credit Agreement have the same meanings when used--unless otherwise defined--in this Note.

           This Note incorporates by reference the principal and interest payment terms in the Credit Agreement for this Note, including, without limitation, the final maturity date for this Note, which is the Termination Date. Principal and interest are payable to the holder of this Note through Administratuve Agent at its offices at 1301 Avenue of the Americas, New York, New York 10019, or at any other address of which Administrative Agent may notify Maker in writing.

           This Note also incorporates by reference all other provisions in the Credit Agreement applicable to this Note--such as provisions for disbursement of principal, applicable-interest rates before and after Default, voluntary and mandatory prepayments, acceleration of maturity, exercise of rights, payment of attorney's fees, court costs, and other costs of collection, certain waivers by Maker and other obligors, assurances and security, choice of New York and United States federal law, usury savings, and other matters applicable to Loan Documents under the Credit Agreement.

           This Note is given by Maker in extension, renewal and modification of, and not in novation or discharge of, the obligations and indebtedness evidenced by those certain Original Notes (as defined in the hereinafter defined Master Assignment) executed by Maker and payable to the order of the Prior Lenders in the original aggregate, maximum principal amount of $150,000,000, such Original Notes, among other things, having been assigned from the Prior Lenders to the Lenders pursuant to that certain Resignation of Agent, Appointment of Agents and Master Assignment Agreement dated December 14, 1999 executed by Compass Bank, Agents, and the Lenders (the "Master Assignment").

                                         RANGE ENERGY FINANCE CORPORATION, as
                                                  Maker


                                         By:
                                            -----------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                    EXHIBIT B
                                    ---------

                                   [RESERVED]

                                    EXHIBIT C
                                    ---------

                                   [RESERVED]

                                   EXHIBIT D-1
                                   -----------

                                BORROWING REQUEST
                                -----------------

ADMINISTRATIVE AGENT:   Credit Lyonnais New York Branch    DATE:         , 19
                                                                ---------    ---

BORROWER:               Range Energy Finance Corporation


         This notice is delivered under SECTION 2.2(a) of the Credit Agreement (as renewed, extended, and amended, the "CREDIT AGREEMENT") dated as of December 14 , 1999, between Borrower, Administrative Agent, Collateral Agent and certain lenders. Terms defined in the Credit Agreement have the same meanings when used -- unless otherwise defined -- in this request.

         Borrower requests a Borrowing under the [Revolving Facility] [Acquisition Facility] of the Credit Agreement as follows:

         Borrowing Date 1/                          ____________________,_______
         Amount of Borrowing 2/                  $______________________________
         Type of Borrowing 3/                      _____________________________
         For LIBOR-Rate Borrowing, the Interest Period 4/ _______________ months

         Borrower certifies that on the above Borrowing Date -- after giving effect to the requested Borrowing -- (a) all of the representations and warranties in the Loan Documents will be true and correct in all material respects and (b) no Material Adverse Event, Default, or Potential Default will exist.

                                   RANGE ENERGY FINANCE CORPORATION, as Borrower


                                   By _________________________________________
                                   (Name)______________________________________
                                   (Title) 5/__________________________________


--------------

1 Business Day of request for Base-Rate Borrowing or at least third Business Day after request for LIBOR-Rate Borrowing.
2 Not less than $100,000 or a $100,000 greater multiple if a Base-Rate Borrowing, and not less than $500,000 or a $100,000 greater multiple if a LIBOR-Rate Borrowing.
3    LIBOR-Rate Borrowing or Base-Rate Borrowing.
4    1, 2, or 3, months.
5    Must be a Responsible Officer

                                   EXHIBIT D-2
                                   -----------

                              NOTICE OF CONVERSION
                              --------------------

ADMINISTRATIVE AGENT:   Credit Lyonnais New York Branch     DATE:  _____________

BORROWER:               Range Energy Finance Corporation

================================================================================
         This notice is delivered under SECTION 3.10 of the Credit Agreement (as renewed, extended, amended, or restated, the "CREDIT AGREEMENT") dated as of December 14, 1999, between Borrower, Administrative Agent, Collateral Agent, and certain Lenders. Terms defined in the Credit Agreement have the same meanings when used -- unless otherwise defined -- in this notice.

         Borrower presently has a ____________________1/ Borrowing (the "EXISTING BORROWING") under the [Revolving Facility] [Acquisition Facility] in the amount of $____________________ -- which, if a LIBOR-Rate Borrowing, has an Interest Period of ____________________2/ ending on ____________________. On
________________________ (the "CONVERSION DATE"), Borrower shall partially pay, continue in full or part as the same Type of Borrowing, or convert in full or part to another Type of Borrowing and -- if applicable -- with the Interest Period(s) designated below [check applicable boxes]:

         [ ]   Amount to be paid, if any, $

         [ ] Balance to be in the following Types of Borrowings with -- if applicable -- the following Interest Period(s):

================================ ========================== ==============================

             TYPE (1)            AMOUNT (3)                       INTEREST PERIOD (2)
================================ ========================== ==============================
                                 $
-------------------------------- -------------------------- ------------------------------
                                 $
-------------------------------- -------------------------- ------------------------------
                                 $
-------------------------------- -------------------------- ------------------------------
                                 $
================================ ========================== ==============================

         Borrower certifies that on the Conversion Date -- and after giving effect to the above action(s) -- (a) all of the representations and warranties in the Loan Documents will be true and correct in all material respects and (b) no Material Adverse Event, Default, or Potential Default will exist.

                                       RANGE ENERGY FINANCE CORPORATION


                                       By
                                         ---------------------------------------
                                       Name
                                            ------------------------------------
                                       Title (4)
                                                --------------------------------


---------------

1    Base-Rate or LIBOR-Rate
2    1, 2, or 3 months
3 Must be $100,000 or $100,000 greater multiple for a Base-Rate Borrowing and $500,000 or $100,000 greater multiple for a LIBOR-Rate Borrowing
4    Must be a Responsible Officer

                                   EXHIBIT D-3
                                   -----------

                                   [RESERVED]

                                   EXHIBIT D-4
                                   -----------

                             COMPLIANCE CERTIFICATE
                             ----------------------

  FOR THE FISCAL QUARTER/YEAR ENDED ____________________ (the "SUBJECT PERIOD")


ADMINISTRATIVE AGENT:   Credit Lyonnais New York Branch     DATE: ______________

BORROWER:               Range Energy Finance Corporation


================================================================================

         This certificate is delivered under the Credit Agreement (as renewed, extended, amended, or restated, the "CREDIT AGREEMENT") dated as of December 14, 1999, between Borrower, Administrative Agent, Collateral Agent, and certain Lenders, all defined terms in which have the same meanings when used -- unless otherwise defined -- in this certificate.

         In my capacity as a Responsible Officer of -- and on behalf of -- Borrower, I certify to Administrative Agent, Collateral Agent and Lenders on the date of this certificate that (a) I am a Responsible Officer of Borrower, (b) Borrower's Financial Statements attached to this certificate were prepared in accordance with GAAP and present fairly the Companies' consolidated financial condition and results of operations as of, and for the fiscal quarter or year, as the case may be, ended on, the last day of the Subject Period, (c) a review of the activities of the Companies during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, the Companies performed and complied with all of their obligations under the Loan Documents, and, during the Subject Period, to my knowledge (i) the Companies performed, and complied with all of their obligations under the Loan Documents (except for the deviations, if any, described on a schedule to this certificate) in all material respects, and (ii) no Default (nor any Potential Default) has occurred which has not been cured or waived (except the Defaults or Potential Defaults, if any, described on the schedule to this certificate), and
(d) to my knowledge, the status of compliance by the Companies with SECTIONS 10.1, 10.2, and 10.3 of the Credit Agreement at the end of the Subject Period is as described on the schedule to this certificate.



                                           By
                                              ----------------------------------
                                           Name
                                                --------------------------------
                                           Title 5/
                                                   -----------------------------

----------------

5    Must be a Responsible Officer

                       SCHEDULE TO COMPLIANCE CERTIFICATE
                       ----------------------------------

           (For Fiscal Quarter/Year Ended ___________________________)


         A. Describe deviations from performance or compliance with covenants, if any, pursuant to CLAUSE (c)(i) of the attached certificate. If none, so state.





         B. Describe Potential Defaults and Defaults, if any, pursuant to CLAUSE
(c)(ii) of the attached certificate. If none, so state.






         C. Reflect compliance with SECTIONS 10.1, 10.2 and 10.3 at the end of the Subject Period on a consolidated basis pursuant to CLAUSE (d) of the attached certificate.



                                     TABLE 1
                                     -------

============================================================================ ==================================

                                 COVENANT                                        AT END OF SUBJECT PERIOD
============================================================================ ==================================
Section 10.1    CURRENT RATIO
---------------------------------------------------------------------------- ---------------- -----------------

(a)      Current assets                                                      $
---------------------------------------------------------------------------- ---------------- -----------------

(b)      Current portion of Notes Receivable                                 $
---------------------------------------------------------------------------- ---------------- -----------------

(c)      Unused Availability                                                 $
---------------------------------------------------------------------------- ---------------- -----------------

(d)      Current liabilities                                                 $
---------------------------------------------------------------------------- ---------------- -----------------

(e)      RATIO of [Line (a) minus Line (b) plus Line (c)] to Line (d)                         ____ to 1.00
---------------------------------------------------------------------------- ---------------- -----------------

(f)      MINIMUM REQUIRED                                                                     1.00  to 1.00
============================================================================ ================ =================

Section 10.2    FIXED-CHARGE COVERAGE
---------------------------------------------------------------------------- ---------------- -----------------

(a)      Net Income for the four (4) fiscal quarters then ended              $
---------------------------------------------------------------------------- ---------------- -----------------

---------------------------------------------------------------------------- ---------------- -----------------
(b)      Interest expense (including capitalized interest) for such period   $
         (other than accrued and unpaid interest on the
         Subordinated Debt)
---------------------------------------------------------------------------- ---------------- -----------------

(c)      Taxes for such period                                               $
---------------------------------------------------------------------------- ---------------- -----------------

(d)      Portfolio Cash Repayments for such period                           $
---------------------------------------------------------------------------- ---------------- -----------------

(e)      Depreciation, depletion, amortization and other non-cash charges    $
         for such period
---------------------------------------------------------------------------- ---------------- -----------------

(f)      Portfolio Cash Flow for such period (sum of Lines (a)-(e))                           $
---------------------------------------------------------------------------- ---------------- -----------------

(g)      RATIO of Line (f) to Line (b)                                                        ____ to 1.00
---------------------------------------------------------------------------- ---------------- -----------------

(h)      Minimum required                                                                      3.00 to 1.00
============================================================================ ==================================

Section 10.3    MINIMUM TANGIBLE NET WORTH
============================================================================ ==================================
(a)      Tangible Net Worth at the end of the Subject Period                                  $
---------------------------------------------------------------------------- ---------------- -----------------

(b)      Cumulative Net Income (without deduction for losses) from           $
         September 30, 1999 through the end of the Subject
         Period
---------------------------------------------------------------------------- ---------------- -----------------

(c)      Cumulative net proceeds of the issuance of any equity securities    $
         by Borrower after September 30, 1999

============================================================================ ================ =================
(d)      Cumulative non-cash write downs of the book value of Production     $
         Payments subsequent to September 30, 1999
============================================================================ ================ =================

(e)      Outstanding Principal Amount of Subordinated Debt                   $
============================================================================ ================ =================

(f)      Minimum Tangible Net Worth [Sum of $14,850,000  plus (50% X                          $
         Line(b)) plus (50% X Line (c)) plus (the lesser of line (d)
         or $5,000,000) plus Line (e)]
============================================================================ ================ =================

                                   EXHIBIT E-1
                                   -----------

                         OPINION OF COUNSEL TO COMPANIES
                         -------------------------------

                                    EXHIBIT F
                                    ---------

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------

         THIS AGREEMENT is entered into as of _____________, between __________________ ("ASSIGNOR") and ("ASSIGNEE") ______________.


         RANGE ENERGY FINANCE CORPORATION, a Delaware corporation ("BORROWER") certain lenders ("LENDERS"), COMPASS BANK, as Collateral Agent for the Lenders, and CREDIT LYONNAIS NEW YORK BRANCH, a duly licensed branch under the New York Banking Law of a foreign banking corporation organized under the laws of the Republic of France (in its capacity as Administrative Agent for Lenders, "ADMINISTRATIVE AGENT"), are party to the Credit Agreement (as renewed, extended, amended, or restated, the "CREDIT AGREEMENT") dated as of December 14, 1999, all of the defined terms in which have the same meanings when used -- unless otherwise defined -- in this agreement. This agreement is entered into as required by SECTION 14.10(c) of the Credit Agreement and is not effective until consented to by Borrower (unless a Default exists) and Administrative Agent, which consents may not under the Credit Agreement be unreasonably withheld.

         ACCORDINGLY, for adequate and sufficient consideration, Assignor and Assignee agree as follows:

1. ASSIGNMENT AND ASSUMPTION. By this agreement, and effective as of ___________ (which must be at least five Business Days after the execution and delivery of this agreement to both Borrower (unless a Default exists) and Administrative Agent for consent, the "EFFECTIVE DATE"), Assignor sells and assigns to Assignee (without recourse to Assignor) and Assignee purchases and assumes from Assignor a ___% interest (the "ASSIGNED INTEREST"), which, if not equal to 100%, must be a percentage, when computed as an aggregate dollar amount, that is at least $5,000,000, in and to all of Assignor's Rights and obligations under the Credit Agreement as of the Effective Date, including, without limitation, the Assigned Interest in (a) Assignor's Commitment as of the Effective Date, (b) the Note held by Assignor as of the Effective Date, (c) all Principal Debt owed to Assignor on the Effective Date, (d) all interest accruing in respect of the Assigned Interest after the Effective Date , and (eh) all commitment fees accruing in respect of the Assigned Interest under SECTION 4.4 of the Credit Agreement after the Effective Date.

2. ASSIGNOR PROVISIONS. Assignor (a) represents and warrants to Assignee that as of the Effective Date (i) the following principal amounts are owed to it without reduction for any assignments that have not yet become effective:

=================================== ====================

               ITEM                       AMOUNT
=================================== ====================
Principal Debt of Revolving           $
Facility
=================================== ====================

Principal Debt of Acquisition         $
Facility
=================================== ====================

and (ii) Assignor is the legal and beneficial owner of the Assigned Interest, which is free and clear of any adverse claim, and (b) makes no representation or warranty to Assignee and assumes no responsibility to Assignee with respect to
(i) any statements, warranties, or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, or value of any Loan Document, or (iii) the financial condition of any Company or the performance or observance by any Company of any of its obligations under any Loan Document.

3. ASSIGNEE PROVISIONS. Assignee (a) represents and warrants to Assignor, Borrower, and Administrative Agent that Assignee is legally authorized to enter into this agreement, (b) confirms that it has received a copy of the Credit Agreement, copies of the Current Financials, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this agreement, (c) agrees with Assignor, Borrower, and Administrative Agent that Assignee shall -- independently and without reliance upon Administrative Agent, Assignor, or any other Lender and based on such documents and information as Assignee deems appropriate at the time -- continue to make its own credit decisions in taking or not taking action under the Loan Documents, (d) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to such Agent by the terms of the Loan Documents and all other reasonably-incidental powers, (e) agrees with Assignor, Borrower, and Administrative Agent that Assignee shall perform and comply with all provisions of the Loan Documents applicable to Lenders in accordance with their respective terms, and (f) if Assignee is not organized under the Laws of the United States of America or one of its states, it (i) represents and warrants to Assignor, Administrative Agent, and Borrower that no Taxes are required to be withheld by Assignor, any Agent, or Borrower with respect to any payments to be made to it in respect of the Obligations, and it has furnished to Administrative Agent and Borrower two duly completed copies of either U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or any other form acceptable to Administrative Agent that entitles Assignee to exemption from U.S. federal withholding Tax on all interest payments under the Loan Documents, (ii) covenants to provide Administrative Agent and Borrower a new Form 4224, Form 1001, Form W-8, or other form acceptable to Agent upon the expiration or obsolescence of any previously delivered form according to Law, duly executed and completed by it, and to comply from time to time with all Laws with regard to the withholding Tax exemption, and (iii) agrees with Administrative Agent and Borrower that, if any of the foregoing is not true or the applicable forms are not provided, then Administrative Agent and Borrower (without duplication) may deduct and withhold from interest payments under the Loan Documents any United States federal-income Tax at the full rate applicable under the Code.

4. CREDIT AGREEMENT AND COMMITMENTS. From and after the Effective Date (a) Assignee shall be a party to the Credit Agreement and (to the extent provided in this agreement) have the Rights and obligations of a Lender under the Loan Documents and (b) Assignor shall (to the extent provided in this agreement) relinquish its Rights and be released from its obligations under the Loan Documents. On the Effective Date, after giving effect to this agreement, but without giving effect to any other assignments that have not yet become effective, Assignor's total Commitment (which, if positive, must be at least $5,000,000) and Assignee's total Commitment will be as follows:

                     ============== =====================

                        LENDER           COMMITMENT
                     ============== =====================
                     Assignor       $
                     -------------- ---------------------
                     Assignee       $
                     ============== =====================


5. NOTES. Assignor and Assignee request Borrower to issue new Notes to Assignor and Assignee in the amounts of their respective Commitments under PARAGRAPH 4 above and otherwise issued in accordance with the Credit Agreement. Upon delivery of those Notes, Assignor shall return to Borrower the Note previously delivered to Assignor under the Credit Agreement.

6. PAYMENTS AND ADJUSTMENTS. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees, and other amounts) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments for periods before the Effective Date by Administrative Agent or with respect to the making of this assignment directly between themselves.

7. CONDITIONS PRECEDENT. PARAGRAPHS 1 through 5 above are not effective until
(a) counterparts of this agreement are executed and delivered by Assignor and Assignee to -- and are executed in the spaces below by -- Borrower (to the extent Borrower's consent is required under the Credit Agreement) and Administrative Agent and (b) Administrative Agent receives from Assignor or Assignee a $3,500 processing fee.

8. INCORPORATED PROVISIONS. Although this agreement is not a Loan Document, the provisions of SECTIONS 1 and 14 of the Credit Agreement applicable to Loan Documents are incorporated into this instrument by reference the same as if this agreement were a Loan Document and those provisions were set forth in this agreement verbatim.

9. COMMUNICATIONS. For purposes of SECTION 14.2 of the Credit Agreement, Assignee's address and telecopy number -- until changed under that section -- are beside its signature below.

10. AMENDMENTS, ETC. No amendment, waiver, or discharge to or under this agreement is valid unless in writing that is signed by the party against whom it is sought to be enforced and is otherwise in conformity with the requirements of the Credit Agreement.

11. ENTIRETY. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN ASSIGNOR AND ASSIGNEE ABOUT ITS SUBJECT MATTER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF ASSIGNOR AND ASSIGNEE. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN ASSIGNOR AND ASSIGNEE.

12. PARTIES. This agreement binds and benefits Assignor, Assignee, and their respective successors and assigns that are permitted under the Credit Agreement.

    EXECUTED as of the date first stated above.



[ASSIGNOR]                               [ASSIGNEE]


By                                         By
  ----------------------------------           -------------------------------
(Name)                                     (Name)
      ------------------------------             -----------------------------
(Title)                                    (Title)
         ---------------------------              ----------------------------


                                           (Address)
                                                    --------------------------

                                           -----------------------------------

                                           -----------------------------------
                                           (Telecopy No.)
                                                         ---------------------



         As of the Effective Date, [Borrower and] Administrative Agent consents to this agreement and the transactions contemplated in it.

[RANGE ENERGY FINANCE                     CREDIT LYONNAIS NEW YORK
CORPORATION, as Borrower]                 BRANCH, as Administrative Agent

By:
    ------------------------------         By:
Name:                                          --------------------------------
     -----------------------------         Name:
Title:                                          -------------------------------
      ----------------------------         Title:
                                                 ------------------------------